Filed Pursuant to Rule 424(b)(2)
Registration No. 333-121304

Prospectus Supplement
(to prospectus dated January 6, 2005)

4,000,000 Shares
American Home Mortgage
Investment Corp.
Common Stock

We are selling 4,000,000 shares of our common stock, par value $0.01 per share, pursuant to this prospectus supplement and the accompanying prospectus. We will receive all of the net proceeds from the sale of these shares of common stock. We have granted the underwriter an option to purchase up to 600,000 additional shares of our common stock from us within 30 days following the date of this prospectus supplement to cover over-allotments, if any.

Our common stock is listed on the New York Stock Exchange under the symbol “AHM.” The last reported sale price of our common stock on April 30, 2007 was $24.78 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 7 of the accompanying prospectus to read about the risks you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter will purchase the shares from us at a price of $23.10 per share, resulting in aggregate proceeds to us of $92,400,000, before expenses. The shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The underwriter expects to deliver the shares of common stock to the purchasers on or about May 4, 2007.

Citi

The date of this prospectus supplement is April 30, 2007.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is current only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since such dates.

The information in this prospectus supplement updates information in the accompanying prospectus and, to the extent it is inconsistent with the information in the accompanying prospectus, replaces such information.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS	3
EXPLANATORY NOTE	3
WHERE YOU CAN FIND MORE INFORMATION	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
OUR COMPANY	7
SUMMARY OF THE SECURITIES OFFERED BY THIS PROSPECTUS	12
RISK FACTORS	13
USE OF PROCEEDS	28
RATIO INFORMATION	29
PLAN OF DISTRIBUTION	30
DESCRIPTION OF CAPITAL STOCK	34
DESCRIPTION OF DEBT SECURITIES	40
DESCRIPTION OF WARRANTS	50
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT	52
LEGAL MATTERS	69
EXPERTS	69

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering of our common stock. You should read this entire prospectus supplement, as well as the accompanying prospectus, and the documents incorporated by reference that are described under “Where You Can Find More Information” in each of this prospectus supplement and the accompanying prospectus.

To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the Securities and Exchange Commission, or SEC. You may read and copy any of these filed documents at the SEC’s public reference room located at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Our website is http://www.americanhm.com. We make available free of charge on our website, via a link to a third party website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Unless specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement or the prospectus supplement for a copy of the referenced contract or document. Statements contained in this prospectus supplement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The registration statement, including its exhibits and schedules, is also available at the SEC’s public reference room and electronically on the SEC’s website.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus supplement or the accompanying prospectus, as the case may be, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

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In addition to the documents listed under “Where You Can Find More Information” in the accompanying prospectus, the following documents filed with the SEC pursuant to Section 13 of the Exchange Act (File No. 001-31916) are incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2007) incorporated therein; and

•	our Current Report on Form 8-K/A dated April 30, 2007.

All documents that we will file with the SEC under the provisions of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of any offering of securities under this prospectus supplement shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the date such documents are filed, provided, however, that unless specifically noted otherwise, we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

We will provide to you, without charge, a copy of any or all documents incorporated by reference into this prospectus supplement or the accompanying prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies in writing or by telephoning us at: American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747, Attention: Investor Relations Director, Telephone (631) 622-6469.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements within the meaning of the federal securities laws. These statements may be made directly in this prospectus supplement or the accompanying prospectus, or may be made a part of this prospectus supplement or the accompanying prospectus by reference to other documents we file with the SEC which is known as “incorporation by reference.”

Some of the forward-looking statements can be identified by the use of forward-looking words. When used in our documents or in any oral presentation, statements which are not historical in nature, including, but not limited to, the words “anticipate,” “may,” “estimate,” “should,” “seek,” “expect,” “plan,” “believe,” “intend,” and similar words, or the negatives of those words, are intended to identify forward-looking statements. In addition, statements that contain a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms are intended to be forward-looking statements. Certain statements regarding the following in particular are forward-looking in nature:

•	our business strategy;

•	future performance, developments, market forecasts or projected dividends;

•	projected acquisitions or joint ventures; and

•	projected capital expenditures.

It is important to note that the descriptions of our business in general, and our mortgage and mortgage-backed securities holdings in particular, are statements about our operations as of a specific point in time. These descriptions are not meant to be construed as an investment policy, and the types of assets we hold, the amount of leverage we use, the liabilities we incur and other characteristics of our assets and liabilities are subject to reevaluation and change without notice.

The forward-looking statements in this prospectus supplement and the accompanying prospectus are based on our management’s beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact and are not guarantees of future performance, events or results. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. These factors include, without limitation, those “Risk Factors” beginning on page S-5 of this prospectus supplement and page 7 of the accompanying prospectus, as well as those incorporated by reference from Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, and the general economic, political, market, financial or legal conditions and any other factors, risks or uncertainties discussed in filings we make with the SEC.

In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement and the accompanying prospectus might not occur, and we qualify any and all of our forward-looking statements entirely by these cautionary factors. You are cautioned not to place undue reliance on forward-looking statements. Such forward-looking statements are inherently uncertain, and you must recognize that actual results may differ from expectations. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

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SUMMARY

The following is a summary of selected information contained elsewhere in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus. Before making an investment decision, you should read this summary together with the more detailed information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the “Risk Factors” sections beginning on page S-5 of this prospectus supplement and page 13 of the accompanying prospectus, and those incorporated by reference from Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, the section entitled “Certain U.S. Federal Income Tax Consequences of Our Status as a REIT” beginning on page 52 of the accompanying prospectus, and the consolidated financial statements and the notes to those consolidated financial statements appearing in the documents incorporated by reference. Unless otherwise indicated, this prospectus supplement does not reflect the exercise of the underwriter’s over-allotment option.

In this prospectus supplement, unless the context indicates otherwise, references to the “Company,” “we,” “our” and “us” refer to the activities and the assets and liabilities of the business and operations of American Home Mortgage Investment Corp. and our subsidiaries, including American Home Mortgage Holdings, Inc., a Delaware corporation (which we sometimes refer to in this prospectus supplement as AHM Holdings), American Home Mortgage Corp., a New York corporation, American Home Mortgage Servicing, Inc., a Maryland corporation (which we sometimes refer to in this prospectus supplement as AHM Servicing), and American Home Mortgage Acceptance, Inc., a Maryland corporation.

Our Company

Overview

We are in the business of investing in mortgage-backed securities and mortgage loans resulting from the securitization of residential mortgage loans that our subsidiaries originate and service. We also invest in securitized mortgage loans originated by others. Most of our portfolio consists of securitized adjustable-rate mortgage loans, or ARM loans, that are of prime and alternate “A” quality. Our aim is to earn interest income, net of interest expense, sufficient to meet our obligations and to distribute dividends to our stockholders. An important element of our business strategy is self-originating many of the securitized loans in which we invest, so as to acquire those loans at a lower cost than would be required to purchase similar loans in the capital markets. If we can invest in securitized loans produced at a low cost, we expect that our net interest income from those loans will be enhanced. In addition to investing in securitized mortgage loans, we also are in the businesses of originating and selling mortgage loans to institutional investors for a profit, as well as servicing mortgage loans owned by others.

We are organized and operate as a real estate investment trust, or REIT, for federal income tax purposes, and our corporate structure includes both qualified REIT subsidiaries, or QRSs, and taxable REIT subsidiaries, or TRSs. We conduct most of our investment activities, including loan origination for our own portfolio, directly or through our QRSs. We conduct our businesses of originating loans for sale and servicing mortgages, as well as ancillary businesses such as mortgage reinsurance, through our TRSs. In addition, our TRSs operate our retail and mortgage broker acceptance branches where we accept mortgage applications from consumers. The net interest income we earn from our investment activities generally will not be subject to federal income tax to the extent we dividend such income to our stockholders. By contrast, income that we earn on activities we conduct through our TRSs will be subject to federal and state corporate income tax. We may retain any after-tax income generated by our TRSs, and, as a result, may increase our consolidated stockholders’ equity capital and thereby grow our business through retained earnings. We may, however, dividend all or a portion of our after-tax TRS earnings to our stockholders, subject to REIT qualification limitations. See “Certain U.S. Federal Income Tax Consequences of Our Status as a REIT” beginning on page 52 of the accompanying prospectus.

Mortgage Holdings Segment

Our current investment strategy, which is subject to change at any time without notice to our stockholders, and which we expect may change from time to time, is to realize the enhanced net interest income we expect from our investment in self-originated securitized loans, as a result of the lower asset acquisition cost we incur in self-origination. We also seek to mitigate risks associated with holding a leveraged portfolio of securitized mortgage loans held for investment and mortgage-backed securities. A key risk mitigation practice we attempt to employ is approximately matching the duration of our securitized mortgage loans held for investment with the duration of the liabilities we incur to finance those loans. Toward this end, we issue collateralized debt obligations (“CDOs”) with payment requirements that wholly or partially mirror the receipts from our loans. We also use interest rate swaps to extend repurchase and other short-term borrowings. Additional risk mitigation strategies that we employ include using cash flow matching to limit our exposure to changes in the slope of the yield curve, and limiting the extension and repayment risk of our holdings by investing primarily in ARM and hybrid-ARM securitized loans.

We attempt to actively manage our portfolio of securitized mortgage loans and mortgage backed securities and measure the likely impact of changing interest rates, prepayment speeds, delinquencies and other factors on the income the portfolio will produce and on the portfolio’s value. Still, we cannot assure you that our risk mitigation or portfolio management practices will preserve the income or value of our securitized mortgage loans and mortgage-backed securities. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 7 of the accompanying prospectus.

The size of our leveraged portfolio of mortgage loans held for investment and mortgage-backed securities was approximately $15.6 billion as of December 31, 2006. Of our securities, 93.9% were either agency obligations or rated AAA by Standard & Poor’s, while 3.8% were rated AA to BBB, and 2.3% were rated BB and below, or were unrated. On December 31, 2006, 4.6% of our loans were securitized loans with interest rates initially set for five years, while 0.3% had interest rates initially set for three years, and 46.6% had interest rates initially set for less than three years. Finally, on December 31, 2006, the difference between the duration of our portfolio of securitized mortgage loans and the duration of their liabilities and associated hedges was 0.07 years.

Loan Origination Business

Our loan origination business originates the securitized loans in which we invest. It also originates additional loans that we sell, typically at a gain. We are one of the nation’s largest home mortgage lenders. During 2006, we originated approximately $58.9 billion of home loans. Our originations are sourced through our own sales force of approximately 2,450 loan officers and account executives, as well as through mortgage brokers. During 2006, approximately 35% of our originations were through our own sales force, while approximately 55% were through mortgage brokers. We operate over 550 retail and wholesale loan production offices located in 47 states and the District of Columbia in support of our origination effort.

Our origination business seeks to utilize a combination of skilled loan officers, advanced technology, a broad product line and a high level of customer service to successfully compete in the marketplace. We offer a broad array of mortgage products and primarily make loans to borrowers with good credit profiles. The weighted-average FICO score for our $58.9 billion of total originations in 2006 was 716. A FICO score condenses a borrower’s credit history into a single number, generally ranging from 340 to 820. Borrowers with a FICO score of over 700 are typically considered high-quality borrowers. All of the loans we made in 2006 were secured by one- to four-family dwellings.

Our loan origination business has rapidly grown in market share and scale since we became a public company in 1999. We believe that our growth has made our mortgage banking operation more profitable and more effective at serving our customers. Specifically, growth in originations has lowered the per-loan cost of our centralized support operations and, consequently, our overall per-loan cost of origination. Our growth has also given us a relatively large presence in the secondary mortgage market, and, as a result, has improved our ability to execute loan sales to third-party purchasers. Our loans held for investment are funded through reverse repurchase agreements and CDOs. Rollover risk is managed by laddering the maturities of the reverse repurchase borrowings. Our termed repurchase agreements generally have maturities ranging from one to twelve months.

We have grown our mortgage origination business both through the acquisition of smaller mortgage origination companies and through organic growth. In each of our acquisitions, we have generally retained and grown the acquired company’s loan production offices while substantially eliminating their centralized support operations and associated costs. These acquisitions have significantly increased our origination capability. Our strategy is to continue to opportunistically seek acquisitions to grow our loan origination business. Growth in our business with mortgage brokers has resulted from adding additional branches and account executives in our wholesale channel and increasing the depth of our mortgage broker support capabilities.

Loan Servicing Business

Our servicing business services primarily for the trusts of our securitizations and for Fannie Mae, Ginnie Mae and other third-party purchasers of our loans. We have been rated “Average With Noted Strengths” for both first and second lien products by Standard & Poor’s, and “RPS3+” for our prime, alternate-A and home equity products by Fitch.

Our servicing business enables us to retain an ongoing business relationship with our borrowers, which we believe makes it more likely that we will earn those borrowers’ business when they need a new loan or wish to refinance an existing loan. Our servicing business collects mortgage payments, administers tax and insurance escrows, responds to borrower inquiries and enables us to maintain control over our collection and default mitigation processes and better manage the credit performance of borrowers. Our loan servicing business also provides us with a countercyclical source of revenue and a stable cash flow, as net income from servicing activities generally tends to increase during periods of rising interest rates when revenue from originations generally tends to diminish.

As of December 31, 2006, AHM Servicing serviced approximately 197,000 loans with an aggregate principal amount of approximately $46.3 billion. The weighted-average servicing fee on our servicing portfolio as of December 31, 2006 was 0.347% of the principal amount of each loan we service. We expect our servicing business to grow as we increase our portfolio of self-originated mortgage loans and mortgage-backed securities.

Banking Segment

Our banking business is conducted through American Home Bank (formerly known as Flower Bank, fsb), which we acquired in October 2006. We expect that American Home Bank will hold mortgages, consumer loans and securities as its primary assets and fund its holdings through deposits, including escrow balances. Although we do not expect American Home Bank to have a significant impact on our financial results in the near future, we expect that, over time, American Home Bank will diversify its sources of earnings and revenues, enabling it to become a more diversified, multi-dimensional financial services company. In particular, we expect to leverage its customer acquisition costs by offering mortgages, deposit accounts and additional lines of consumer credit to its existing customers and the general public.

General Information

Our executive offices are located at 538 Broadhollow Road, Melville, New York 11747 and our telephone number is (516) 949-3900. Our website is http://www.americanhm.com. Unless specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered	4,000,000 shares(1)

Common stock outstanding after this offering	54,278,645 shares(2)

New York Stock Exchange symbol	“AHM”

Use of proceeds	Based on the sale price to the underwriter of $23.10 per share, we estimate that our net proceeds from this offering, after deducting our estimated offering expenses, will be approximately $91,900,000. We intend to use the net proceeds of the offering for general corporate purposes. See “Use of Proceeds” in this prospectus supplement for more information.

Risk factors	Investing in our common stock involves a number of risks, which are described under “Risk Factors” beginning on page S-5 of this prospectus supplement, page 7 of the accompanying prospectus, and those incorporated by reference from Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006.

(1)	4,600,000 shares if the underwriter exercises its over-allotment option in full.

(2)	54,878,645 shares if the underwriter exercises its over-allotment option in full. Based upon 50,278,645 shares of our common stock outstanding as of April 30, 2007. Excludes 1,936,416 shares of common stock that are reserved for issuance upon exercise of outstanding options granted under our 1999 Omnibus Stock Incentive Plan as of March 31, 2007.

RISK FACTORS

The common stock offered by this prospectus supplement is subject to substantial risks, some of which are described below and under “Risk Factors” and “Certain U.S. Federal Income Tax Consequences of Our Status as a REIT” in the accompanying prospectus. The risk factors listed below are in addition to the risk factors described in the accompanying prospectus, and you should carefully read this section and the “Risk Factors” and “Certain U.S. Federal Income Tax Consequences of Our Status as a REIT” sections of the accompanying prospectus before purchasing shares of common stock in this offering. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Similarly, these risks could cause the market price of our common stock to decline and you might lose all or part of your investment. Our forward-looking statements in this prospectus supplement and the accompanying prospectus are subject to the following risks and uncertainties. Additional risks not presently known to us or that we currently deem immaterial might also adversely affect our business operations.

Our business requires a significant amount of cash, and if it is not available, our business and financial performance will be significantly harmed.

We require substantial cash to fund our loan originations, to pay our loan origination expenses, to hold our loans pending securitization or sale and to fund our portfolio of mortgage-backed securities. We also need cash to meet our working capital, REIT dividend distribution requirements and other needs. Cash could be required to meet margin calls under the terms of our borrowings in the event that there is a decline in the market value of our loans that collateralize our debt, the terms of our debt become less attractive or for other reasons.

In addition, if our income as calculated for federal income tax purposes exceeds our cash flow from operations, we could be forced to borrow or raise capital on unfavorable terms in order to make the distributions to avoid federal income tax and maintain our REIT status.

We expect that our primary sources of cash will consist of:

•	our repurchase facilities, warehouse lines of credit, mortgage servicing credit facilities and our commercial paper program;

•	the net interest income we earn on our mortgage asset holdings;

•	the income we earn from originating and selling mortgage loans; and

•	the income we earn from servicing mortgage loans.

Pending sale or securitization of a pool of mortgage loans, we will originate mortgage loans that we finance through borrowings from our warehouse lines of credit and commercial paper program. It is possible that our warehouse lenders could experience changes in their ability to advance funds to us, independent of our performance or the performance of our loans. In addition, if the regulatory capital requirements imposed on our lenders change, our lenders may be required to increase significantly the cost of the lines of credit that they provide to us.

As of December 31, 2006, we financed loans through eight warehouse lines of credit. Each of these facilities is cancelable by the lender for cause at any time. As of December 31, 2006, the aggregate balance outstanding under these facilities was approximately $1.3 billion. Seven of these facilities are subject to periodic renewal and one has no expiration date. We cannot provide any assurances that we will be able to extend these existing facilities on favorable terms, or at all. If we are not able to renew any of these credit facilities or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under any of these facilities, we may not be able to originate new loans or continue to fund our operations, which would have a material adverse effect on our business, financial condition, liquidity and results of operations.

Our business is dependent on our ability to finance our portfolio of mortgage assets and our new loan originations.

We finance a large portion of our portfolio of mortgage assets through uncommitted, short-term repurchase agreement borrowings. If these borrowings are not renewed upon their maturity, we could be forced to liquidate our holdings on unfavorable terms which could result in large losses of our equity and sharply reduce income or cause losses from our portfolio assets. Non-renewal may be unrelated to our performance and may be due to general market conditions or factors specific to the providers of our repurchase borrowings. In addition, our repurchase borrowings are collateralized by the value of our portfolio of mortgage assets. If the value of the assets falls, we could face margin calls that we are unable to meet, in which case our assets would be liquidated on unfavorable terms. In such event we would likely experience large losses of our equity and sharply reduced income or losses from our portfolio assets.

We finance the loans we originate through the issuance of commercial paper and through borrowings under warehouse lines of credit and whole loan repurchase agreements. These funding sources are typically repaid upon our selling or securitizing the financed loan. All of our funding sources may be cancelled by our lenders or the counterparties which support our commercial paper issuance.

An important part of our business model includes securitizing mortgage loans, and changes in securitization requirements may adversely affect our business.

In connection with those loans we securitize other than through guaranteed performance swaps and similar transactions with Fannie Mae, Freddie Mac, Ginnie Mae and the Federal Home Loan Banks, we plan to provide credit enhancement for a portion of the securities that we sell, called “senior securities,” to improve the price at which we sell them. Our current expectation is that this credit enhancement for the senior securities will be provided primarily in the form of either designating another portion of the securities we issue as “subordinate securities” (on which the credit risk from the loans is concentrated), paying for financial guaranty insurance policies for the loans, or both. If we use financial guaranty insurance policies, and the expense of these insurance policies increases, the net interest income we receive will be reduced. While we plan to use credit enhancement features in the future, these features may not be available at costs that would allow us to achieve the desired level of net interest income from the securitizations that we anticipate being able to achieve.

Our level of indebtedness could adversely affect our operations and financial condition.

We have a significant amount of indebtedness, which causes us to be highly leveraged. We generally borrow a substantial portion of the funds required to invest in our portfolio of mortgage assets as well as to originate new loan production. Our level of indebtedness could have important consequences. For example, it may:

•	limit our ability to obtain additional financing to fund growth, working capital, capital expenditures, debt service requirements, or other cash requirements;

•	limit our operational flexibility in planning for and reacting to changes in our business and the industry in which we operate;

•	limit our ability to invest operating cash flows in our business due to debt service requirements;

•	place us at a competitive disadvantage compared to competitors that are not as highly leveraged and that may be better positioned to withstand economic downturns;

•	increase our vulnerability to economic downturns and changing market conditions;

•	make it more difficult for us to meet our debt service requirements if we experience a substantial decrease in our revenues or an increase in our expenses or a decline in the market value of the mortgage loans securing our borrowings; and

•	increase our vulnerability to fluctuations in market interest rates, to the extent that our debt is subject to floating interest rates.

In addition, if we do not have enough money to pay our debt service obligations, we may be required to refinance all or part of our existing debt, sell assets, borrow more funds or raise equity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

A material difference between the assumptions used in the determination of the value of our residual interests and our actual experience could harm our financial position.

As of December 31, 2006, the value on our balance sheet of our residual interests from securitization transactions was $206.1 million. The value of these residuals is a function of the delinquency, loss, prepayment speed and discount rate assumptions we use. It is extremely difficult to validate the assumptions we use in valuing our residual interests. In the future, if our actual experience differs materially from these assumptions, our cash flow, financial condition, results of operations and business prospects could be harmed.

We depend upon distributions from our operating subsidiaries to fund our operations and may be subordinate to the rights of their existing and future creditors.

We conduct substantially all of our operations through our subsidiaries. Without independent means of generating operating revenue, we depend on distributions and other payments from the subsidiaries to make distributions to our stockholders. Our subsidiaries must first satisfy their cash needs, which may include salaries of our executive officers, insurance, professional fees and service of indebtedness that may be outstanding at various times before making distributions. Financial covenants under future credit agreements, or provisions of the laws of Maryland, where we and our principal operating QRS are organized, or of Delaware or New York, where our other operating subsidiaries are organized, may limit our subsidiaries’ ability to make sufficient dividend, distribution or other payments to permit us to make distributions to stockholders. By virtue of our holding company status, our 9.75% Series A Cumulative Redeemable Preferred Stock, or Series A Preferred Stock, and 9.25% Series B Cumulative Redeemable Preferred Stock, or Series B Preferred Stock, are structurally junior in right of payment to all existing and future liabilities of our subsidiaries. Moreover, our common stock is structurally junior in right of payment not only to all existing and future liabilities of our subsidiaries, but also to our Series A Preferred Stock, Series B Preferred Stock and any additional series of preferred stock which may be issued in the future. The inability of our operating subsidiaries to make distributions to us could have a material adverse effect on our results of operations, financial condition and business, and our ability to pay dividends.

The loss of key purchasers of our loans or a reduction in prices paid could harm our financial condition.

In 2006, 49% of the loans that we sold were to three large national financial institutions, two of which compete with us directly for retail originations. If these financial institutions or any other significant purchaser of our loans cease to buy our loans and equivalent purchasers cannot be found on a timely basis, then our business and results of operations could be harmed. Our results of operations could also be harmed if these financial institutions or other purchasers lower the price they pay to us or adversely change the material terms of their loan purchases from us. The prices at which we sell our loans vary over time. A number of factors determine the price we receive for our loans. These factors include:

•	the number of institutions that are willing to buy our loans;

•	the amount of comparable loans available for sale;

•	the levels of prepayments of, or defaults on, loans;

•	the types and volume of loans that we sell;

•	the level and volatility of interest rates; and

•	the quality of our loans.

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after deducting our estimated offering expenses, will be $91,900,000. We intend to use the net proceeds of the offering for general corporate purposes.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is listed on the New York Stock Exchange under the symbol “AHM.” The following table sets forth on a per share basis the intraday high and low sale prices of our common stock as reported on the New York Stock Exchange during each fiscal quarter during the years ended December 31, 2005 and 2006 and for the fiscal quarter ended March 31, 2007, and for the period from April 1, 2007, through April 30, 2007, and the cash distributions to common shareholders declared during each such period.

	Price Range		Cash Distributions
	High	Low	Declared

YEAR ENDED DECEMBER 31, 2005
Fourth Quarter	$33.98	$25.45	$0.91
Third Quarter	40.75	28.45	0.86
Second Quarter	36.92	26.87	0.76
First Quarter	34.28	26.80	0.71
YEAR ENDED DECEMBER 31, 2006
Fourth Quarter	$36.40	$32.17	$1.06
Third Quarter	36.96	30.16	1.01
Second Quarter	36.90	30.01	0.96
First Quarter	33.99	27.40	0.91
YEAR ENDED DECEMBER 31, 2007
Second Quarter (through April 30, 2007)	$27.17	$19.52	$—
First Quarter	36.08	19.51	1.12

On April 30, 2007, the last reported sale price of our common stock on the New York Stock Exchange was $24.78 per share. As of March 31, 2007, there were 555 holders of record (including holders who are nominees for an undetermined number of beneficial owners) of our common stock.

We intend to make regular quarterly distributions to our stockholders. On April 6, 2007, we announced that commencing with the quarterly dividend expected to be paid in July 2007, our Board of Directors has lowered the dividend on our common stock to $0.70 per share, or $2.80 per share annualized, subject to future business conditions.

In order to qualify as a REIT for federal income tax purposes, we must distribute to our stockholders with respect to each year at least 90% of our taxable income. Although we generally intend to distribute to our stockholders each year an amount equal to 100% of our taxable income for that year, distributions paid by us will be at the discretion of our Board of Directors and will depend on our actual cash flow, our financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code and other factors our Board of Directors deems relevant.

CAPITALIZATION

The following table sets forth our actual capitalization at March 31, 2007, and as adjusted to give effect to the issuance of 4,000,000 shares of our common stock offered hereby and the application of the estimated net proceeds of $91,900,000.

	March 31, 2007
	Actual	As Adjusted(1)
	(in thousands)

Stockholders’ equity:
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized:
9.75% Series A Cumulative Redeemable, 2,150,000 shares issued and outstanding (actual and as adjusted)	$50,857	$50,857
9.25% Series B Cumulative Redeemable, 3,450,000 shares issued and outstanding (actual and as adjusted)	83,183	83,183
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 50,273,878 shares issued and outstanding (actual) and 54,273,878 shares issued and outstanding (as adjusted)	503	543
Additional paid-in capital	965,034	1,056,894
Retained earnings	173,900	173,900
Accumulated other comprehensive loss	(49,733)	(49,733)

Total stockholders’ equity	$1,223,744	$1,315,644

(1)	Reflects the application of the net proceeds from this offering. Assumes no exercise of the underwriter’s over-allotment option to purchase up to an additional 600,000 shares of common stock. Excludes 1,936,416 shares of common stock that are reserved for issuance upon exercise of outstanding options granted under our 1999 Omnibus Stock Incentive Plan as of March 31, 2007.

UNDERWRITING

Under the terms of an underwriting agreement, Citigroup Global Markets Inc., or Citi, as the underwriter in this offering, has agreed to purchase from us, 4,000,000 shares of our common stock.

The underwriting agreement provides that the underwriter’s obligation to purchase shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of common stock offered hereby, if any of the shares are purchased;

•	the representations and warranties made by us to the underwriter are true;

•	there is no material change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriter.

Commissions and Expenses

Citi will purchase the shares of our common stock from us at a price of $23.10 per share, resulting in aggregate proceeds to us of $92,400,000, before expenses.

The shares may be offered by Citi from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The difference between the price at which the underwriter purchases shares from us and the price at which the underwriter resells such shares, which may include a commission equivalent of up to $0.05 per share, may be deemed underwriting compensation.

The expenses of the offering that are payable by us are estimated to be approximately $500,000 (excluding underwriting discounts and commissions).

Lock-Up Agreements

We have agreed that, subject to certain exceptions described below, for a period of 30 days after the date of the underwriting agreement related to this offering, without the prior written consent of Citi, we will not (1) sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exercisable or exchangeable for common stock or warrants or other rights to purchase our common stock, (2) enter into any swap or other transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of our common stock, (3) file or cause to be declared effective a registration statement under the Securities Act relating to the offer and sale of any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock or other rights to purchase our common stock. The foregoing prohibitions do not apply to (a) our issuance of common stock in this offering, (b) employee stock options granted under our employee benefit plans, (c) securities issued in connection with our dividend reinvestment plan, or (d) securities issued in connection with strategic acquisitions or transactions involving the exchange of our stock for the stock of other entities.

Michael Strauss, our Chief Executive Officer and President has agreed that for a period of 30 days after the date of the underwriting agreement related to this offering, without the prior written consent of Citi, he will not, directly or indirectly, (1) offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), (2) participate in the filing of a registration statement with the SEC in respect of, or (3) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Exchange Act with respect to any shares of our capital stock or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, other than shares of our common stock disposed of as bona fide gifts approved by Citi.

Citi, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release the common stock and other securities from any lock-up agreement, Citi will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock or other securities for which the release is being requested, and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization and Short Positions

The underwriter may engage in stabilizing transactions, covering transactions or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions.

These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter make representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on internet sites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Relationships

From time to time, Citi and its affiliates have, directly or indirectly, provided investment and commercial banking or financial advisory services to us, for which they have received fees and commissions, and expect to provide these services to us and others in the future, for which they expect to receive fees and commissions.

NOTICE TO PROSPECTIVE INVESTORS

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of common stock described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the common stock that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of common stock described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the common stock have not authorized and do not authorize the making of any offer of common stock through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the common stock as contemplated in this prospectus supplement. Accordingly, no purchaser of the common stock, other than the underwriter, is authorized to make any further offer of the common stock on behalf of the sellers or the underwriter.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the common stock described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the common stock has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the common stock to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1º-or-2º-or 3º of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The common stock may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Thacher Proffitt & Wood LLP, New York, New York. Certain legal matters relating to Maryland law, including the validity of the common stock to be offered hereby, will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the underwriter by Cadwalader, Wickersham & Taft LLP. Cadwalader, Wickersham & Taft LLP and Thacher Proffitt & Wood LLP may rely on Ballard Spahr Andrews & Ingersoll, LLP, as to matters of Maryland law.

EXPERTS

The consolidated financial statements as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and has been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
American Home Mortgage Investment Corp.
$761,875,000
Common Stock
Preferred Stock
Debt Securities
Warrants to Purchase Common Stock or Preferred Stock
          By this prospectus, we intend to offer at one or more times,

Common Stock
Preferred Stock
Debt Securities
Warrants to Purchase Common Stock or Preferred Stock,
in one or more series, with an aggregate initial public offering price of up to $761,875,000 (as described in the applicable prospectus supplement). We will provide the specific terms for each of these securities in supplements to this prospectus.
      The securities may be sold directly by us to investors, through agents designated from time to time or to or through dealers or underwriters. See “Plan of Distribution” beginning on page 30 of this prospectus. We will set forth the names of any dealers, underwriters or agents in a prospectus supplement. The net proceeds we expect to receive from such sales also will be set forth in a prospectus supplement.
      Our common stock is traded on the New York Stock Exchange under the symbol “AHM.”
      We are incorporated in the State of Maryland. Our principal executive offices are located at 538 Broadhollow Road, Melville, New York 11747, and our telephone number is (516) 396-7700.
       You should read this prospectus and any supplements carefully before you invest. We strongly recommend that you read carefully the risks we describe in this prospectus as well as any accompanying prospectus supplements, the risk factors in our most current reports filed with the Securities and Exchange Commission, for a fuller understanding of the risks and uncertainties that we face. See “Risk Factors” beginning on page 13 of this prospectus.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TO FACILITATE MAINTENANCE OF OUR QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES, SUBJECT TO CERTAIN EXCEPTIONS, WE PROHIBIT OWNERSHIP BY ANY PERSON OF MORE THAN (i) 6.5% (BY VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OR COMMON STOCK TOGETHER WITH PREFERRED STOCK OF ANY CLASS OR SERIES, (ii) MORE THAN 9.8% OF EITHER THE TOTAL NUMBER OR THE VALUE OF THE TOTAL NUMBER OF OUTSTANDING SHARES OF THE SERIES A PREFERRED STOCK OR (iii) MORE THAN 9.8% OF EITHER THE TOTAL NUMBER OR THE VALUE OF THE TOTAL NUMBER OF OUTSTANDING SHARES OF THE SERIES B PREFERRED STOCK. SEE “DESCRIPTION OF CAPITAL STOCK — RESTRICTIONS ON OWNERSHIP AND TRANSFER” BEGINNING ON PAGE 7 OF THIS PROSPECTUS.
The date of this prospectus is January 6, 2005

      The information contained in this prospectus is not complete and may be changed. You should only rely on the information provided in this prospectus or incorporated by reference herein or in any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

About This Prospectus	ii
Explanatory Note	ii
Where You Can Find More Information	ii
Cautionary Note Regarding Forward-Looking Statements	iv
Our Company	1
Summary of the Securities Offered by This Prospectus	6
Risk Factors	7
Use of Proceeds	22
Ratio Information	23
Plan of Distribution	24
Description of Capital Stock	28
Description of Debt Securities	34
Description of Warrants	44
Certain U.S. Federal Income Tax Consequences of Our Status as a REIT	46
Legal Matters	63
Experts	63

i

ABOUT THIS PROSPECTUS
      This prospectus is part of a Registration Statement we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $761,875,000. This prospectus provides you with a general description of the securities we may offer.
      Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before investing in our securities, you should read both this prospectus and any prospectus supplement, together with additional information described immediately below under the heading “Where You Can Find More Information.”
EXPLANATORY NOTE
      In this prospectus, unless the context indicates otherwise, references to the “Company,” “we,” “our” and “us” refer to the activities and the assets and liabilities of American Home Mortgage Investment Corp., including our subsidiaries, American Home Mortgage Holdings, Inc., a Delaware corporation, which is sometimes referred to in this prospectus as AHM Holdings, American Home Mortgage Corp., a New York corporation, American Home Mortgage Servicing, Inc. (formerly known as Columbia National, Incorporated), a Maryland corporation, and American Home Mortgage Acceptance, Inc., a Maryland corporation. References in this prospectus to “AHM Investment” refer solely to American Home Mortgage Investment Corp. AHM Investment was formed in order to combine the businesses of AHM Holdings and Apex Mortgage Capital, Inc., which is sometimes referred to in this prospectus as Apex, and to reorganize those businesses into a real estate investment trust, or REIT, with a taxable mortgage origination subsidiary. The business combination of AHM Holdings and Apex was completed on December 3, 2003. See “Our Company — Company History” on page 11 of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the SEC. You may read and copy any of these filed documents at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
      Our website is http://www.americanhm.com. We make available free of charge on our website, via a link to a third party website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Unless specifically incorporated by reference into this prospectus, information contained on our website is not, and should not be interpreted to be, part of this prospectus.
      This prospectus is part of a Registration Statement and does not contain all of the information included in the Registration Statement. Whenever a reference is made in this prospectus to any contract or other document of ours, you should refer to the exhibits that are a part of the Registration Statement or the prospectus supplement for a copy of the referenced contract or document. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

      The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.
      This prospectus incorporates by reference the documents that we have filed with the SEC. These documents contain important information about us that is not included in or delivered with this prospectus. The following documents filed with the SEC pursuant to Section 13 of the Exchange Act (File No. 001-31916) are incorporated by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including those portions incorporated by reference therein of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2004;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004; and

•	Our Current Reports on Form 8-K dated January 12, 2004, February 12, 2004, June 21, 2004, July 28, 2004, August 30, 2004 and November 30, 2004.
      All documents that we will file with the SEC under the provisions of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering of securities under this prospectus shall be deemed to be incorporated by reference and to be a part of this prospectus from the date such documents are filed, provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.
      We will provide to you, without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning: Alan B. Horn, Esq., Secretary, American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747, telephone number (516) 396-7700.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus contains certain forward-looking statements within the meaning of the federal securities laws. These statements may be made directly in this prospectus and they also may be made a part of this prospectus by reference to other documents we file with the SEC.
      Some of the forward-looking statements can be identified by the use of forward-looking words. When used in our documents or in any oral presentation, statements that are not historical in nature, including the words “anticipate,” “may,” “estimate,” “should,” “seek,” “expect,” “plan,” “believe,” “intend,” and similar words, or the negatives of those words, are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms. Certain statements regarding the following particularly are forward-looking in nature:

•	our business strategy;

•	future performance, developments, market forecasts or projected dividends;

•	projected acquisitions or joint ventures; and

•	projected capital expenditures.
      It is important to note that the description of our business in general, and our securities holdings in particular, is a statement about our operations as of a specific point in time. It is not meant to be construed as an investment policy, and the types of assets we hold, the amount of leverage we use, the liabilities we incur and other characteristics of our assets and liabilities are subject to reevaluation and change without notice.
      The forward-looking statements in this prospectus are based on our management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. These factors include, without limitation:

•	our limited operating history with respect to our portfolio strategy;

•	the ability of our management to change or modify our portfolio strategy without advance notice to stockholders which may cause us to suffer losses;

•	our need for a significant amount of cash to operate our business;

•	risks associated with the use of leverage;

•	failure to maintain our status as a REIT;

•	changes in federal and state tax laws affecting REITs;

•	repayment speeds within the mortgage-backed securities market;

•	changes in federal and state regulation of mortgage banking;

•	disruptions in the market for repurchase facilities;

•	failure to match the interest rates on our borrowings with the interest rates on the mortgage-backed securities we hold;

•	the overall environment for interest rates and their subsequent effect on our business;

•	dividends declared by us that are not as high as expected;

•	risks associated with equity investments and the general volatility of the capital markets and the market price of our common stock;

•	competition for business and personnel;

•	our ability to identify and complete acquisitions and successfully integrate the businesses we acquire;

•	general economic, political, market, financial or legal conditions; and

•	the other factors referenced in this prospectus, including, without limitation, those under the “Risk Factors” section.
      In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur, and we qualify any and all of our forward-looking statements entirely by these cautionary factors. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or as of the date of any document incorporated by reference in this prospectus, as applicable. Such forward-looking statements are inherently uncertain, and you must recognize that actual results may differ from expectations. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

v

OUR COMPANY
      We are in the business of investing in mortgage-backed securities resulting from the securitization of primarily prime-quality, residential mortgage loans that we originate and service. Self-originating the loans underlying our securities allows us to invest in those securities at a lower cost than acquiring similar assets in the capital markets, and therefore is expected to enhance the return we earn on those securities. Our business strategy is to securitize most of the adjustable-rate mortgage, or ARM, loans that we originate, to hold a portion of the securities resulting from these securitizations, to service those loans underlying our securities and to sell the fixed-rate mortgage loans that we originate. Generally, loans we originate are high-credit-quality, prime loans that are either eligible for sale to Fannie Mae or Freddie Mac, or are jumbo loans for borrowers with high FICO credit scores, typically 680 or above. We have elected in our tax return for the year ended December 31, 2003 to be treated as a REIT, and we expect to qualify as a REIT for federal income tax purposes from our date of incorporation. Consequently, the net interest income we earn on the securities we hold generally will not be subject to federal income tax to the extent we distribute those earnings to stockholders.
      We originate loans through our mortgage banking operation, which originated approximately $21.7 billion in aggregate principal amount of loans in 2003 and for the third quarter of 2004 was ranked as the nation’s 21st largest residential mortgage lender according to National Mortgage News. We offer a broad array of home mortgage products through an extensive nationwide network of retail loan production offices as well as through our wholesale and Internet mortgage lending operations. We currently operate more than 300 loan production offices in 40 states and make loans throughout all 50 states. Our mortgage banking operation also services the loans underlying the securities we create as well as certain of the loans we sell to third-party purchasers. The aggregate principal amount of loans we serviced was approximately $13.6 billion as of September 30, 2004.
      We seek to generate attractive, long-term investment returns from the mortgage-backed securities that we hold. We believe that our return is enhanced as the result of our ability to self-originate the mortgage loans underlying these securities, which results in a lower acquisition cost of the securities, and not from anticipating market forces, such as the direction of interest rates. We seek to limit our exposure to fluctuating interest rates by attempting to match the duration of our liabilities and hedges with the duration of our mortgage-backed securities holdings. We also seek to reduce risk by holding primarily securities backed by ARM loans with investment characteristics that are less sensitive to changes in interest rates and that are easier to match-fund than fixed-rate loans.
      We hold our mortgage-backed securities directly or in our qualified REIT subsidiary, or QRS, while part of our origination business and all of our servicing business are housed in our taxable REIT subsidiaries, or TRSs. The net interest income that we earn on our mortgage-backed securities that are held through our QRS generally will constitute REIT taxable income, and we are required by federal tax laws to distribute at least 90% of such REIT taxable income to our stockholders. We generally will not be subject to federal income tax on such income to the extent that such income is distributed. By contrast, income that we earn on activities we conduct in our TRSs, including sourcing, selling and servicing mortgage loans, will be subject to federal and state corporate income tax. We may retain any after-tax income generated by our TRSs, and, as a result, may increase our consolidated equity capital and thereby grow our business through retained earnings. We may, however, dividend all or a portion of our after-tax TRS earnings to our stockholders, subject to REIT qualifying limitations. See “Certain U.S. Federal Income Tax Consequences of Our Status as a REIT” in this prospectus.
Mortgage-Backed Securities Holdings
      Our current portfolio strategy, which is subject to change at any time without advance notice to our stockholders and which we expect may change from time to time, is to use our equity capital and borrowed funds to invest in mortgage-backed securities resulting from the securitization of loans we originate, thereby producing net interest income. Accordingly, we expect net interest income from our securities to be the largest component of our earnings in the future. We believe that the cost advantage we obtain from self-originating loans and holding such loans in securitized form in the REIT or our QRS is primarily the result of two economic factors. First, through self-origination, we avoid the intermediation costs associated with purchasing mortgage assets in the capital markets. Second, the REIT or our QRS is able to acquire loan applications from our TRSs, rather than purchase closed loans, at a price substantially less than the purchase price of a closed loan. We expect that our strategy and the use of borrowings to leverage the mortgage-backed securities we hold will produce an attractive return for our stockholders. As of September 30, 2004, we held approximately $7.3 billion of mortgage-backed securities and $398.7 million of mortgage loans awaiting securitization, substantially all of which were backed by or were ARM loans. Of these mortgage-backed securities, approximately 41% were backed by loans we originated and approximately 59% were mortgage-backed securities purchased in the capital markets. During the remainder of 2004 and throughout 2005, we expect the percentage of securities we hold that are backed by self-originated loans to increase until this type of security constitutes substantially all of our portfolio.
      We seek to avoid many of the risks typically associated with companies that purchase mortgage-backed securities in the capital markets. For example, we attempt to closely match the duration of our liabilities and hedges with the duration of our mortgage-backed securities holdings. We also structure our liabilities to mitigate potential negative effects of changes in the relationship between short-term and longer-term interest rates. A substantial portion of the securities we hold are either obligations of Fannie Mae or Freddie Mac or are rated AAA by Standard & Poor’s. Finally, substantially all of our securities are backed by ARM loans. Because we are focused on holding ARM loans rather than fixed-rate loans, we believe we will be less adversely affected by prepayments due to falling interest rates or a reduction in our net interest income due to rising interest rates.
      We generally borrow a substantial portion of the funds required to invest in our mortgage-backed securities, and will seek to maintain an overall debt-to-equity ratio ranging from 10:1 to 12:1. The liabilities we use to fund our portfolio of mortgage-backed securities are primarily repurchase agreements with maturities ranging from one to twelve months. We use interest rate swaps to extend the duration of our liabilities to attempt to match the duration of our assets. We use repurchase agreements with laddered maturities to reduce the risk of a disruption in the repurchase market. We also believe we are less susceptible to a disruption in the repurchase market because we hold primarily Fannie Mae and Freddie Mac securities and securities rated AAA by Standard & Poor’s, which have typically been eligible for repurchase market financing even when repurchase financing was not available for other classes of mortgage assets.
      Under our current business strategy, we expect to maximize the operational and tax benefits provided by our REIT structure. Our TRSs accept and process loan applications. Loan applications that meet the requirements of the REIT, which typically consist of ARMs and hybrid ARMs, are then sold by our TRSs to our QRS, while loans that do not meet these requirements are closed and sold to third-party purchasers. The associated servicing rights of all loans originated by our QRS are retained by our TRSs. We generate net interest income from our portfolio of mortgage loans and mortgage-backed securities, which is the difference between (i) the interest income we receive from mortgage loans and mortgage-backed securities we hold and (ii) the interest we pay, plus certain administrative costs.
Origination Business
      Our loan origination business originates primarily first mortgages on one-to-four family dwellings through our retail and wholesale loan origination channels, each of which accounted for approximately half of our total loan originations during the third quarter of 2004. We seek to utilize a combination of skilled loan officers, state of the art technology, a broad and fairly priced product line and a high level of customer service to successfully compete in the marketplace. Once a consumer applies for a loan, our mortgage banking operation processes and underwrites the consumer’s application and we fund the consumer’s loan by drawing on a warehouse line of credit. The loan is then typically either securitized and the resulting securities held by us as a long-term investment or sold by us for a profit.

      Our loan origination business has rapidly grown its market share and scale. The aggregate principal amount of our total loan originations has grown from $12.2 billion in 2002 to $21.7 billion in 2003. We believe our growth has made our mortgage banking operation more profitable and more effective at serving our customers. Specifically, growth in originations has lowered the per-loan cost of our centralized support operations and, consequently, our overall per-loan cost of origination. Our growth has also given us a relatively large presence in the secondary mortgage market, and, as a result, has improved our ability to execute loan sales to third-party purchasers. In addition, our size has enabled us to negotiate better terms with warehouse lenders and credit enhancers such as Fannie Mae and Freddie Mac. Finally, our size has made it possible for us to profitably enter businesses ancillary to mortgage lending, such as mortgage reinsurance, title brokerage and vendor management.
      We currently conduct lending through more than 300 loan production offices located in 40 states across the United States, through mortgage brokers and through our Internet call center, which serves customers located in all 50 states. In the third quarter of 2004, our retail activities, which are conducted through our community loan production offices and Internet call center, accounted for approximately 51% of our loan originations, while mortgage brokers accounted for approximately 49% of our originations. We offer a broad array of mortgage products, but primarily make high-credit-quality loans; more than 54% of our originations are eligible for Fannie Mae, Freddie Mac or Ginnie Mae programs, while most of the balance of our loans consists of jumbo loans for borrowers with high FICO credit scores, typically 680 or above. In the third quarter of 2004, approximately 56% of our loan originations carried adjustable interest rates or hybrid interest rates, while approximately 44% carried fixed interest rates.
      AHM Holdings has grown its loan origination franchise substantially since becoming a public company in October of 1999. In 2003, the aggregate principal amount of our loan originations was approximately $21.7 billion, compared to $12.2 billion in 2002, $7.8 billion in 2001 and $3.0 billion in 2000. Our growth has resulted principally from growing our network of loan production offices by acquisitions and internally growing loan production offices so acquired. We have increased our number of loan production offices by acquiring small to mid-sized mortgage businesses. AHM Holdings has completed seven such acquisitions since December of 1999. In each acquisition, we have generally retained and grown the acquired company’s loan production offices while substantially eliminating their centralized support operations and associated costs. These acquisitions have significantly increased our origination capability. Our strategy is to continue to opportunistically seek acquisitions to grow our loan origination business.
      Growth in AHM Holdings’ business with mortgage brokers has resulted from adding additional branches and account executives in our mortgage broker channel and increasing the depth of our mortgage broker support capabilities.
Servicing Business
      Our servicing business services the loans that back our portfolio of self-originated mortgage-backed securities. It also services loans owned by others, which are typically loans that we or our predecessors originated and sold. As of September 30, 2004, our TRSs serviced approximately 87,704 loans with an aggregate principal amount of approximately $13.6 billion. The average annual servicing fee on our servicing portfolio as of September 30, 2004 was 0.354% of the principal amount of each loan we service for others. Our servicing business collects mortgage payments, administers tax and insurance escrows, seeks to mitigate losses on defaulted loans and responds to borrower inquiries. Our servicing capabilities have received the “Select Servicer” rating from Standard & Poor’s.
      We expect our servicing business to grow as we increase our portfolio of self-originated mortgage-backed securities. Our servicing business enables us to retain an ongoing business relationship with our borrowers, which we believe makes it more likely that we will earn those borrowers’ business when they need a new loan or wish to refinance an existing loan. We believe that our servicing capability also enables us to sell loans to Fannie Mae, Freddie Mac and Ginnie Mae on more advantageous terms than if we did not service our originations.

Competitive Advantages
      We believe that we have several competitive advantages compared to other mortgage REITs. These competitive advantages include the following:

•	We believe that our net origination costs through self-origination typically have been lower than the price at which traditional mortgage REITs purchase similar mortgage loans on the open market. We believe that this lower cost allows us to earn a higher yield than mortgage REITs that primarily purchase assets in the capital markets.

•	Because we believe we can earn a higher yield than mortgage REITs that primarily purchase their assets in the capital markets, we can afford to sacrifice a portion of this yield to reduce (i) our interest rate risk, by limiting our portfolio to ARMs and attempting to match-fund our liabilities and hedges with our assets and (ii) our credit risk, by focusing on highly rated assets.

•	We believe that we have a competitive advantage over other mortgage REITs that self-originate mortgage-backed securities because we typically originate a larger volume of loans than those companies and, consequently, can select the types of loans we would like to retain as long-term assets — specifically, high-credit-quality ARM loans.
      We believe that other competitive advantages of our mortgage banking business include the following:

•	We expect that the net interest income generated by our portfolio of mortgage-backed securities will become the most substantial component of our revenue, thereby reducing the volatility generally experienced by mortgage banking companies that sell all or a majority of their loan products and do not maintain a portfolio of mortgage-backed securities.

•	Our origination and servicing businesses are countercyclical. During periods of falling interest rates, the results of originations are expected to be strong, while our servicing business is expected to experience losses. Conversely, during periods of rising interest rates, the results from originations are expected to diminish, while net income from servicing is expected to increase. Despite this counterbalancing effect of our servicing business, during a period of rising interest rates, we expect the impact of the rising interest rates to reduce the profitability of our business, since we do not expect the diminished results of originations to be fully offset by increases in net income from our servicing business.

•	We have the scale and skills that support a robust set of capabilities in the areas of sales support and marketing, technology, product development and training. These capabilities enhance the effectiveness of our loan officers and account executives in the marketplace and enable us to better serve our customers.

•	We offer our customers a broad array of products through our substantial retail branch network, wholesale mortgage broker network and Internet presence. We believe reaching customers through multiple channels with balanced and multi-faceted products enhances the stability of our origination business and reduces its vulnerability to changes in the mortgage market. Our retail channel allows us to maintain a direct relationship with our customers that we believe fosters customer loyalty for future business.

•	As a result of our loan servicing business, we maintain a relationship with a large number of our customers and, consequently, are more likely to earn those customers’ business when they need a new loan or when they wish to refinance existing loans. In addition, through our loan servicing business, we are able to maintain control over our collection and default mitigation processes and better manage the credit performance of borrowers.

Company History
      AHM Investment was incorporated in July 2003 under the laws of the State of Maryland. AHM Investment was formed in order to combine the net assets of Apex with the mortgage origination and servicing businesses of AHM Holdings. In December 2003, AHM Investment became the parent company of AHM Holdings through an internal reorganization and acquired Apex by merger. In connection with these transactions, our common stock was exchanged for the outstanding shares of common stock of AHM Holdings and Apex. Our strategy in combining the net assets of Apex with the origination and servicing businesses of AHM Holdings was to realize the benefits of holding a portfolio of self-originated mortgage-backed securities as well as certain other competitive advantages, described above.
      Prior to our conversion into a REIT, our business strategy was to sell substantially all of the loans that we originated, and the largest component of our net income was generated by the gain on sale of such loans. Our historical financial results prior to 2004 reflect this discontinued strategy of selling virtually all of the loans that we originated. Since our REIT conversion, our business strategy is to hold a portion of the mortgage-backed securities resulting from the securitization of ARM loans we originate, and, consequently, we believe that the largest component of our net income in the future will be net interest income generated by our holdings. While we expect that holding our originations in securitized form will be beneficial to our financial results, we cannot assure you that our new business strategy will be successful.

Summary of the Securities Offered by This Prospectus
      We may offer any of the following securities from time to time:

•	common stock;

•	preferred stock;

•	debt securities; and

•	warrants to purchase common stock or preferred stock.
      When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue will not exceed $761,875,000. This prospectus, including the following summary of the securities that may be issued, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate prospectus supplement.

Common Stock
      We may offer shares of our common stock, which is currently traded on the New York Stock Exchange under the symbol “AHM.” See “Description of Capital Stock” beginning on page 34 of this prospectus.

Preferred Stock
      We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or the manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms that apply to that series of preferred stock. See “Description of Capital Stock” beginning on page 34 of this prospectus.

Debt Securities
      We may offer debt securities at various times in one or more series. The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The terms of any debt securities that we offer will be set forth in the applicable prospectus supplement. See “Description of Debt Securities” beginning on page 34 of this prospectus.

Warrants
      We may offer warrants to purchase our common stock or preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents. See “Description of Warrants” beginning on page 50 of this prospectus.

Listing
      If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will state such information.

RISK FACTORS
      You should carefully consider the risks described below before making an investment decision with respect to our securities. Our results of operations, financial condition and business prospects could be harmed by any of these risks. This prospectus and the documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and in the documents incorporated by reference into this prospectus. The trading price of our securities could decline due to any of these or other risks, and you may lose all or part of your investment.
Risks Related to Our Business

We have a limited operating history with respect to our portfolio strategy, which limits your ability to evaluate a key component of our business strategy and our growth prospects and increases your investment risk; we are dependent on the securitization markets.
      Historically, our business has consisted primarily of the origination and sale of mortgage loans. We currently intend to retain a substantial portion of the loans that we originate on a long-term basis, in the form of mortgage-backed securities secured by these loans. Under our current business strategy, we must securitize a portion of the loans we originate to produce mortgage-backed securities. Our ability to complete securitizations will depend upon a number of factors, including conditions in the securities markets generally and conditions in the mortgage-backed securities market. A disruption in the securitization market or a change in the market’s demand for our securities may have a material adverse effect on our results of operations, financial condition and business prospects. In addition, poor performance of our previously securitized loans could limit our ability to access the securitization market. If we are unable to securitize our loans efficiently, then our revenues for the duration of our investment in those loans would decline, which would lower our earnings for the time the loans remain in our portfolio. We cannot assure you that we will be able to complete loan securitizations on favorable terms, or at all.

An interruption or reduction in the securitization market would harm our financial position.
      We are dependent on the securitization market for the sale of our loans because we securitize loans directly. The securitization market is dependent upon a number of factors, including general economic conditions, conditions in the securities market generally and conditions in the asset-backed securities market specifically. In addition, poor performance of our previously securitized loans could harm our access to the securitization market. Accordingly, a decline in the securitization market or a change in the market’s demand for our loans could harm our results of operations, financial condition and business prospects.

Our results from holding mortgage-backed securities may be harmed by changes in the level of interest rates, changes to the difference between short- and longer-term interest rates, changes to the difference between interest rates for mortgage-backed securities compared to other debt instruments, and an absence of or reduction in the availability, at favorable terms, of repurchase financing and other liquidity sources typically utilized by mortgage REITs.
      The value of, and return from, the mortgage-backed securities we hold will be affected by changes in the marketplace for mortgage-backed securities and debt securities in general, as well as high prepayment speeds, and may be volatile. The impact of changes in the marketplace for mortgage-backed securities and debt securities on our results will be magnified because our mortgage-backed securities holdings will be highly leveraged. Additionally, much of the financing we use to hold our mortgage-backed securities is cancelable by our lenders on short notice. If our lenders cease to provide financing to us on favorable terms, we would be forced to liquidate some or all of our mortgage-backed securities, possibly at a substantial loss.

Our business requires a significant amount of cash, and if it is not available, our business and financial performance will be significantly harmed.
      We require substantial cash to fund our loan originations, to pay our loan origination expenses, to hold our loans pending securitization or sale and to fund our portfolio of mortgage-backed securities. We also need cash to meet our working capital, REIT dividend distribution requirements and other needs. Cash could be required to meet margin calls under the terms of our borrowings in the event that there is a decline in the market value of our loans that collateralize our debt, the terms of our debt become less attractive or for other reasons.
      In addition, if our income as calculated for federal income tax purposes exceeds our cash flow from operations, we could be forced to borrow or raise capital on unfavorable terms in order to make the distributions to avoid federal income tax and maintain our REIT status.
      We expect that our primary sources of cash will consist of:

•	our repurchase facilities, warehouse lines of credit, mortgage servicing credit facilities and a commercial paper program;

•	the net interest income we earn on our mortgage-backed securities holdings;

•	the income we earn from originating and selling mortgage loans; and

•	the income we earn from servicing mortgage loans.
      Pending sale or securitization of a pool of mortgage loans, we will originate mortgage loans that we finance through borrowings from our warehouse lines of credit and commercial paper program. It is possible that our warehouse lenders could experience changes in their ability to advance funds to us, independent of our performance or the performance of our loans. In addition, if the regulatory capital requirements imposed on our lenders change, our lenders may be required to increase significantly the cost of the lines of credit that they provide to us.
      As of September 30, 2004, we financed $547.6 million of loans through five warehouse lines of credit. Each of these facilities is cancelable by the lender for cause at any time. As of November 4, 2004, the aggregate balance outstanding under these facilities was approximately $1.3 billion. Four of these facilities are subject to periodic renewal and one has no expiration date. We cannot provide any assurances that we will be able to extend these existing facilities on favorable terms, or at all. If we are not able to renew any of these credit facilities or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under any of these facilities, we may not be able to originate new loans or continue to fund our operations, which would have a material adverse effect on our business, financial condition, liquidity and results of operations.
      In connection with those loans we securitize other than through guaranteed performance swaps and similar transactions with Fannie Mae, Freddie Mac, Ginnie Mae and the Federal Home Loan Banks, we plan to provide credit enhancement for a portion of the securities that we sell, called “senior securities,” to improve the price at which we sell them. Our current expectation is that this credit enhancement for the senior securities will be primarily in the form of either designating another portion of the securities we issue as “subordinate securities” (on which the credit risk from the loans is concentrated), paying for financial guaranty insurance policies for the loans, or both. If we use financial guaranty insurance policies, and the expense of these insurance policies increases, the net interest income we receive will be reduced. While we plan to use credit enhancement features in the future, we cannot assure you that these features will be available at costs that would allow us to achieve the desired level of net interest income from the securitizations that we anticipate being able to achieve.

We may not be able to achieve our optimal leverage.
      We use leverage as a strategy to increase the return to our investors. However, we may not be able to achieve our desired leverage for various reasons, including, but not limited to, the following:

•	we determine that the leverage would expose us to excessive risk;

•	our lenders do not make funding available to us on acceptable terms; or

•	our lenders require that we provide additional collateral to cover our borrowings.

Our use of repurchase facilities to borrow funds may be limited or curtailed in the event of disruptions in the repurchase market.
      We will rely upon repurchase facilities in order to finance our portfolio of mortgage-backed securities. Our repurchase facilities are dependent on our counterparties’ ability to resell our obligations to third-party purchasers. There have been in the past, and in the future there may be, disruptions in the repurchase market. If there is a disruption of the repurchase market generally, or if one of our counterparties is itself unable to access the repurchase market, our access to this source of liquidity could be adversely affected.

Our use of repurchase agreements to borrow funds may give our lenders greater rights in the event that either we or a lender files for bankruptcy.
      Our borrowings under repurchase agreements may qualify for special treatment under the bankruptcy code, giving our lenders the ability to avoid the automatic stay provisions of the bankruptcy code and to take possession of and liquidate our collateral under the repurchase agreements without delay in the event that we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the bankruptcy code may make it difficult for us to recover our pledged assets in the event that a lender files for bankruptcy. Thus, the use of repurchase agreements exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.

Our efforts to match fund our mortgage-backed securities with our borrowings may not be effective to protect against losses due to movements in interest rates.
      The interest rates on our borrowings generally adjust more frequently than the interest rates on our ARM mortgage-backed securities. Accordingly, in a period of rising interest rates, we could experience a decrease in net income or a net loss because the interest rates on our borrowings adjust faster than the interest rates on our ARM mortgage-backed securities.
      Although we attempt to limit our exposure to changing interest rates by matching as closely as possible the duration of our liabilities and hedges with the duration of our mortgage loan holdings, our liabilities, hedges and assets could react differently than we expect in response to changes in interest rates, which would cause us to suffer significant losses. Matched funding is difficult, if not impossible, to achieve, and there can be no assurances that our efforts to match fund will protect us against losses.

Our credit facilities contain covenants that restrict our operations and any default under our credit facilities would have a material adverse effect on our financial condition.
      Our existing warehouse and repurchase facilities and commercial paper program contain extensive restrictions and covenants and require us to maintain or satisfy specified financial ratios and tests, including maintenance of asset quality and portfolio performance tests. Failure to meet or satisfy any of these covenants, financial ratios or financial tests could result in an event of default under these agreements. These agreements are typically recourse loans that are secured by specific mortgage loans pledged under those agreements. The agreements also contain cross-default provisions, so that if an event of default occurs under any agreement, the lenders could elect to declare all amounts outstanding under all of our agreements to be immediately due and payable, enforce their interests against collateral pledged under the agreements and, in certain circumstances, restrict our ability to make additional borrowings.

      Our warehouse and repurchase facilities contain additional restrictions and covenants that may:

•	restrict the ability of our TRSs to make distributions to us;

•	restrict our ability to make certain investments or acquisitions; and

•	restrict our ability to engage in certain mergers or consolidations.
      These restrictions may interfere with our ability to obtain financing or to engage in other business activities, which may have a material adverse effect on our business, financial condition, liquidity and results of operations.

Our credit facilities are subject to margin calls based on the lender’s opinion of the value of our loan collateral. An unanticipated large margin call could harm our liquidity.
      The amount of financing we receive under our credit facilities depends in large part on the lender’s valuation of the mortgage loans that secure the financings. Each such facility provides the lender the right, under certain circumstances, to reevaluate the loan collateral that secures our outstanding borrowings at any time. In the event the lender determines that the value of the loan collateral has decreased, it has the right to initiate a margin call. A margin call would require us to provide the lender with additional collateral or to repay a portion of the outstanding borrowings. Any such margin call could harm our liquidity, results of operations, financial condition and business prospects.

If warehouse lenders and securitization underwriters face exposure stemming from legal violations committed by the companies to whom they provide financing or underwriting services, this could increase our borrowing costs and harm the market for whole loans and mortgage-backed securities.
      In June 2003, a California jury found a warehouse lender and securitization underwriter liable in part for fraud on consumers committed by a lender to whom it provided financing and underwriting services. The jury found that the investment bank was aware of the fraud and substantially assisted the lender in perpetrating the fraud by providing financing and underwriting services that allowed the lender to continue to operate, and held the bank liable for 10% of the plaintiff’s damages. This is the first case we know of in which an investment bank was held partly responsible for violations committed by the bank’s mortgage lender customer. If other courts or regulators adopt this theory, investment banks may face increased litigation as they are named as defendants in lawsuits and regulatory actions against the mortgage companies with which they do business. Some investment banks may exit the business, charge more for warehouse lending or reduce the prices they pay for whole loans in order to build in the costs of this potential litigation. This could, in turn, harm our results of operations, financial condition and business prospects.

If the prepayment rates for our mortgage loans are higher than expected, our results of operations may be significantly harmed.
      The rate and timing of unscheduled payments and collections of principal on our loans is impossible to predict accurately and will be affected by a variety of factors including, without limitation, the level of prevailing interest rates, the availability of lender credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the interest rate on a loan, the borrower is more likely to prepay the then higher-rate loan than if prevailing rates remain at or above the interest rate on the loan. Unscheduled principal prepayments could adversely affect our results of operations to the extent we are unable to reinvest the funds we receive at an equivalent or higher yield rate, if at all. In addition, a large amount of prepayments, especially prepayments on loans with interest rates that are high relative to the rest of the asset pool, will likely decrease the net interest income we receive.

We may suffer credit losses with respect to, and be required to repurchase, loans that we originate and sell, regardless of credit enhancements that we purchase.
      Although we typically purchase credit enhancements from Fannie Mae and Freddie Mac with respect to the agency-eligible ARM loans that we originate and sell, we may nevertheless suffer credit losses with respect to these loans if we do not originate the loans correctly. We also may be required to repurchase the loans under these circumstances. In addition, we may suffer credit losses on non-agency eligible securities to the extent that they do not have, or have only limited, credit enhancements. Credit enhancements will not protect us from such credit losses or repurchase obligations.

Our hedging strategy may adversely affect our borrowing cost and expose us to other risks.
      From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Currently, we intend to primarily use term reverse repurchase agreements and interest rate swap agreements to manage the interest rate risk of our portfolio of adjustable-rate mortgages. However, our actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated hedging strategy. Developing an effective strategy for dealing with movements in interest rates is complex and no strategy can completely insulate us from risks associated with such fluctuations. There can be no assurance that our hedging activities will effectively hedge against adverse interest rate movement.

The results from our mortgage origination business will be harmed by rising interest rates.
      Since 2001, a majority of AHM Holdings’ mortgage originations were to customers refinancing an existing loan to obtain a lower interest rate. Rising interest rates have substantially reduced the number of potential customers that can achieve a lower interest rate from refinancing, and to a lesser extent the number of potential customers that can afford to buy homes, and consequently are substantially reducing the amount of loans originated by our loan origination business and the revenue therefrom. In addition, rising interest rates are likely to reduce the margins achieved by our loan origination business. While rising interest rates generally will have a beneficial impact on our mortgage servicing business, the negative impact from rising interest rates on our mortgage origination business generally has been greater than the offsetting beneficial impact, and consequently, in a period of rising interest rates, our earnings are projected to decline.

The results from our mortgage servicing business will be harmed by falling interest rates.
      AHM Holdings historically has suffered losses from its mortgage servicing business. If interest rates remain low enough to cause a large number of borrowers whose loans are being serviced by our servicing business to refinance, we will experience high amortization and possibly continued impairment of our servicing assets, and would likely experience a loss from our mortgage servicing business.

An increase in interest rates could reduce the value of our loan inventory and commitments and our hedging strategy may not protect us from interest rate risk and may lead to losses.
      The value of our loan inventory will be based, in part, on market interest rates. Accordingly, we may experience losses on loan sales if interest rates change rapidly or unexpectedly. If interest rates rise after we fix a price for a loan or commitment but before we close or sell such loan, the value of the loan will decrease. If the amount we receive from selling the loan is less than our cost of originating the loan, we may incur net losses, and our business and operating results could be harmed. While we will use hedging and other strategies to minimize our exposure to interest rate risks, no hedging or other strategy can completely protect us. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging strategies involve transaction and other costs. We cannot assure you that our hedging strategy and the hedges that we make will adequately offset the risks of interest rate volatility or that our hedges will not result in losses.

We may fail to generate expected returns on our mortgage-related assets because of interest rate caps associated with adjustable-rate mortgages.
      Adjustable-rate mortgage assets are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the interest yield of an adjustable-rate mortgage asset may change during any given period. However, our borrowing costs will not be subject to similar restrictions. Hence, in a period of rising interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our adjustable-rate mortgage assets would generally be limited by caps. This could result in the receipt of less cash income on our adjustable-rate mortgage assets than needed in order to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would negatively impact our financial condition, cash flows and results of operations.

We are subject to losses due to fraudulent and negligent acts on the part of loan applicants, mortgage brokers, other vendors and our employees.
      When we originate mortgage loans, we rely heavily upon information supplied by third parties, including the information contained in the loan application, property appraisal, title information and employment and income documentation. If any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the value of the loan may be significantly lower than expected. Whether a misrepresentation is made by the loan applicant, the mortgage broker, another third party or one of our employees, we generally bear the risk of loss associated with the misrepresentation. A loan subject to a material misrepresentation is typically unsaleable or subject to repurchase if it is sold prior to detection of the misrepresentation, the persons and entities involved are often difficult to locate and it is often difficult to collect any monetary losses that we have suffered from the misrepresentation.
      We have controls and processes designed to help us identify misrepresented information in our loan origination operations. We cannot assure you, however, that we have detected or will detect all misrepresented information in our loan originations.

A material difference between the assumptions used in the determination of the value of our residual interests and our actual experience could harm our financial position.
      As of September 30, 2004, the value on our balance sheet of our residual interests from securitization transactions was $77.1 million. The value of these residuals is a function of the delinquency, loss, prepayment speed and discount rate assumptions we use. It is extremely difficult to validate the assumptions we use in valuing our residual interests. In the future, if our actual experience differs materially from these assumptions, our cash flow, financial condition, results of operations and business prospects could be harmed.

We depend upon distributions from our operating subsidiaries to fund our operations and may be subordinate to the rights of their existing and future creditors.
      We conduct substantially all of our operations through our subsidiaries. Without independent means of generating operating revenue, we depend on distributions and other payments from the subsidiaries to make distributions to our stockholders. Our subsidiaries must first satisfy their cash needs, which may include salaries of our executive officers, insurance, professional fees and service of indebtedness that may be outstanding at various times before making distributions. Financial covenants under future credit agreements, or provisions of the laws of Maryland, where we and our QRS are organized, or Delaware or New York, where our other operating subsidiaries are organized, may limit our subsidiaries’ ability to make sufficient dividend, distribution or other payments to permit us to make distributions to stockholders.

By virtue of our holding company status, our 9.75% Series A Cumulative Redeemable Preferred Stock, or Series A Preferred Stock, and 9.25% Series B Cumulative Redeemable Preferred Stock, or Series B Preferred Stock, is structurally junior in right of payment to all existing and future liabilities of our subsidiaries. The inability of our operating subsidiaries to make distributions to us could have a material adverse effect on our results of operations, financial condition and business.

Our financial results fluctuate as a result of seasonality and other factors, including the demand for mortgage loans, which makes it difficult to predict our future performance.
      Our business is generally subject to seasonal trends. These trends reflect the general pattern of resales of homes, which typically peak during the spring and summer seasons. AHM Holdings’ quarterly results have fluctuated in the past and are expected to fluctuate in the future, reflecting the seasonality of the industry. Further, if the sale of a loan is postponed, the recognition of income from the sale is also postponed. If such a delay causes us to recognize income in the next quarter, our results of operations for the previous quarter could be harmed. Unanticipated delays could also increase our exposure to interest rate fluctuations by lengthening the period during which our variable rate borrowings under credit facilities are outstanding. If our results of operations do not meet the expectations of our stockholders and securities analysts, then the price of our securities may be harmed.

We may not be able to manage our growth efficiently, which may harm our results and may, in turn, harm the market price of our securities and our ability to distribute dividends.
      Over the last several years, AHM Holdings experienced significant growth in its business activities and in the number of its employees. We will seek continued growth through both acquisitions and internal growth. AHM Holdings’ growth has required, and our growth will continue to require, increased investment in management and professionals, personnel, financial and management systems and controls and facilities, which could cause our operating margins to decline from historical levels, especially in the absence of revenue growth.

We face risks in connection with any completed or potential acquisition, which could have a material adverse impact on our growth or our operations.
      AHM Holdings has completed several acquisitions over the past few years, and we from time to time will continue to consider additional strategic acquisitions of mortgage lenders and other mortgage banking- and finance-related companies. Upon completion of an acquisition, we are faced with the challenges of integrating the operations, services, products, personnel and systems of acquired companies into our business, identifying and eliminating duplicated efforts and systems and incorporating different corporate strategies, addressing unanticipated legal liabilities and other contingencies, all of which divert management’s attention from ongoing business operations. Any acquisition we make may also result in potentially dilutive issuances of equity securities, the incurrence of additional debt and the amortization of expenses related to goodwill and other intangible assets. We cannot assure you that we will be successful in integrating any acquired business effectively into the operations of our business. In addition, there is substantial competition for acquisition opportunities in the mortgage industry. This competition could result in an increase in the price of, and a decrease in the number of, attractive acquisition candidates. As a result, we may not be able to successfully acquire attractive candidates on terms we deem acceptable. We cannot guarantee that we will be able to overcome the risks associated with acquisitions or that such risks will not adversely affect our growth and results of operations.

We face intense competition that could harm our market share and our revenues.
      We face intense competition from commercial banks, savings and loan associations and other finance and mortgage banking companies, as well as from Internet-based lending companies and other lenders participating on the Internet. Entry barriers in the mortgage industry are relatively low and increased competition is likely. As we seek to expand our business, we will face a greater number of competitors, many of whom will be well-established in the markets we seek to penetrate. Many of our competitors are much larger than we are, have better name recognition than we do and have far greater financial and other resources than we do. We cannot assure you that we will be able to effectively compete against them or any future competitors.
      In addition, competition may lower the rates we are able to charge borrowers, thereby potentially lowering the amount of income on future loan sales and sales of servicing rights. Increased competition also may reduce the volume of our loan originations and loan sales. We cannot assure you that we will be able to compete successfully in this evolving market.

The success and growth of our business will depend on our ability to adapt to technological changes.
      Our mortgage origination business is currently dependent on our ability to effectively interface with our customers and efficiently process loan applications and closings. The origination process is becoming more dependent on technology advancement, such as the ability to process applications over the Internet, accept electronic signatures, provide process status updates instantly and other customer expected conveniences. As these requirements increase in the future, we will have to remain competitive with new technology and such advances may require significant capital expenditures.

An interruption in or breach of our information systems may result in lost business.
      We rely heavily upon communications and information systems to conduct our business. Any failure or interruption or breach in security of our information systems or the third-party information systems on which we rely could cause underwriting or other delays and could result in fewer loan applications being received, slower processing of applications and reduced efficiency in loan servicing. We are required to comply with significant federal and state regulations with respect to the handling of customer information, and a failure, interruption or breach of our information systems could result in regulatory action and litigation against us. We cannot assure you that such failures or interruptions will not occur or if they do occur that they will be adequately addressed by us or the third parties on which we rely. The occurrence of any failures or interruptions could harm our results of operations, financial condition and business prospects.

We face intense competition for personnel that could harm our business and in turn negatively affect the market price of our securities and our ability to distribute dividends.
      Generally, our business is dependent on the highly skilled, and often highly specialized, individuals we employ. Our failure to recruit and retain qualified employees, including employees qualified to manage a portfolio of structured products or mortgage-backed securities, could harm our future operating results and may, in turn, negatively affect the market price of our securities and our ability to pay dividends.
      Specifically, we depend on our loan originators to generate customers by, among other things, developing relationships with consumers, real estate agents and brokers, builders, corporations and others, which we believe leads to repeat and referral business. Accordingly, we must be able to attract, motivate and retain skilled loan originators. In addition, our growth strategy contemplates hiring additional loan originators. The market for such persons is highly competitive and historically has experienced a high rate of turnover. Competition for qualified loan originators may lead to increased costs to hire and retain them. We cannot guarantee that we will be able to attract or retain qualified loan originators. If we cannot attract or retain a sufficient number of skilled loan originators, or even if we can retain them but at higher costs, our business and results of operations could be harmed.

The conduct of the independent brokers through whom we originate our wholesale loans could subject us to fines or other penalties.
      The mortgage brokers through whom we originate wholesale loans have parallel and separate legal obligations to which they are subject. While these laws may not explicitly hold the originating lenders responsible for the legal violations of mortgage brokers, federal and state agencies increasingly have sought to impose such liability. Recently, for example, the United States Federal Trade Commission, or the FTC,

entered into a settlement agreement with a mortgage lender where the FTC characterized a broker that had placed all of its loan production with a single lender as the “agent” of the lender; the FTC imposed a fine on the lender in part because, as “principal,” the lender was legally responsible for the mortgage broker’s unfair and deceptive acts and practices. The United States Department of Justice in the past has sought to hold mortgage lenders responsible for the pricing practices of mortgage brokers, alleging that the mortgage lender is directly responsible for the total fees and charges paid by the borrower under the Fair Housing Act even if the lender neither dictated what the mortgage broker could charge nor kept the money for its own account. We exercise little or no control over the activities of the independent mortgage brokers from whom we obtain our wholesale loans. Nevertheless, we may be subject to claims for fines or other penalties based upon the conduct of our independent mortgage brokers.

We depend on brokers for a substantial portion of our loan production.
      We depend, to a large extent, on brokers for our originations of mortgage loans. Our brokers are not contractually obligated to do business with us. Further, our competitors also have relationships with the same brokers and actively compete with us in our efforts to expand our broker networks. Accordingly, we cannot assure you that we will be successful in maintaining our existing relationships or expanding our broker networks. The failure to do so could negatively impact the volume and pricing of our loans, which could have a material adverse effect on our business, financial condition, liquidity and results of operations.

The loss of key purchasers of our loans or a reduction in prices paid could harm our financial condition.
      In 2003, 89% of the loans that we sold were to three large national financial institutions, two of which compete with us directly for retail originations. If these financial institutions or any other significant purchaser of our loans cease to buy our loans and equivalent purchasers cannot be found on a timely basis, then our business and results of operations could be harmed. Our results of operations could also be harmed if these financial institutions or other purchasers lower the price they pay to us or adversely change the material terms of their loan purchases from us. The prices at which we sell our loans vary over time. A number of factors determine the price we receive for our loans. These factors include:

•	the number of institutions that are willing to buy our loans;

•	the amount of comparable loans available for sale;

•	the levels of prepayments of, or defaults on, loans;

•	the types and volume of loans that we sell;

•	the level and volatility of interest rates; and

•	the quality of our loans.

We may be required to return proceeds obtained from the sale of loans, which would negatively impact our results of operations.
      When we sell a loan to an investor, we are required to make representations and warranties regarding the loan, the borrower and the property. These representations are made based in part on our due diligence and related information provided to us by the borrower and others. If any of these representations or warranties is later determined not to be true, we may be required to repurchase the loan, including principal and interest, from the investor or indemnify the investor for any damages or losses caused by the breach of such representation or warranty. In connection with some non-prime loan sales, we may be required to return a portion of the premium paid by the investor if the loan is prepaid within the first year after its sale. If, to any significant extent, we are required to repurchase loans, indemnify investors or return loan premiums, it could have a material adverse effect on our business and results of operations.

Changes in existing government sponsored and federal mortgage programs could negatively affect our mortgage banking business.
      Our ability to generate revenue through mortgage sales to institutional investors largely depends on programs sponsored by Fannie Mae, Freddie Mac, Ginnie Mae and others which facilitate the issuance of mortgage-backed securities in the secondary market. A portion of our business also depends on various programs of the Federal Housing Administration (FHA) and the Veterans Administration (VA). Any discontinuation of, or significant reduction in, the operation of those programs could have a material adverse effect on our mortgage banking business and results of operations. Also, any significant adverse change in the level of activity in the secondary market or the underwriting criteria of these entities would reduce our revenues.

We must comply with numerous government regulations and we are subject to changes in law that could increase our costs and adversely affect our business.
      Our mortgage banking business is subject to the laws, rules and regulations of various federal, state and local government agencies regarding the origination, processing, underwriting, sale and servicing of mortgage loans. These laws, rules and regulations, among other things, limit the interest rates, finance charges and other fees we may charge, require us to make extensive disclosure, prohibit discrimination and impose qualification and licensing obligations on us. They also impose on us various reporting and net worth requirements. We also are subject to inspection by these government agencies. Our mortgage banking business is also subject to laws, rules and regulations regarding the disclosure of non-public information about our customers to non-affiliated third parties. Our failure to comply with any of these requirements could lead to, among other things, the loss of approved status, termination of contractual rights without compensation, demands for indemnification or mortgage loan repurchases, class action lawsuits and administrative enforcement actions.
      Regulatory and legal requirements are subject to change. If such requirements change and become more restrictive, it would be more difficult and expensive for us to comply and could affect the way we conduct our business, which could adversely impact our results of operations. While we believe we are currently in material compliance with the laws, rules and regulations to which we are subject, we cannot assure you that we are, or will be, in full compliance with applicable laws, rules and regulations. If we cannot comply with those laws or regulations, or if new laws limit or eliminate some of the benefits of purchasing a mortgage, our business and results of operations may be materially adversely affected.

As a mortgage lender, we must comply with numerous licensing requirements, and our inability to remain in compliance with such requirements could adversely affect our operations and our reputation generally.
      Like other mortgage companies, we must comply with the applicable licensing and other regulatory requirements of each jurisdiction in which we are authorized to lend. These requirements are quite complex and vary from jurisdiction to jurisdiction. We monitor and regularly review our compliance with such requirements. From time to time we are subject to examination by regulators, and if it is determined that we are not in compliance with the applicable requirements, we may be fined, and our license to lend in one or more jurisdictions may be suspended or revoked. We have in the past violated, and we may in the future violate, certain aspects of the licensing requirements in some jurisdictions. Although the past violations of which we are aware have not had a material adverse effect on our business, operations or reputation, we cannot assure you that future or past violations of which we are not aware will not have such an effect.

The loss of our relationships with government agencies and related entities would have an adverse effect on our business.
      Our agreements with Fannie Mae, Freddie Mac, Ginnie Mae, the FHA and the VA afford us a number of advantages and may be canceled by the counterparty for cause. Cancellation of one or more of these agreements would have a material adverse impact on our operating results and could result in further disqualification with other counterparties, loss of technology and other materially adverse consequences.

We are exposed to environmental liabilities with respect to properties to which we take title, which could increase our costs of doing business and adversely impact our results of operations.
      In the course of our business, at various times, we may foreclose and take title (for security purposes) to residential properties and could be subject to environmental liabilities with respect to such properties. To date, we have not been required to perform any environmental investigation or remediation activities, nor have we been subject to any environmental claims relating to these activities. We cannot assure you that this will remain the case in the future. We may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and clean up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with an environmental investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties seeking damages and costs resulting from environmental contamination emanating from such property.

Our Board of Directors or management may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our securities.
      Our Board of Directors and, in certain cases, our management, have the authority to modify or waive our current operating policies and our strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock and it is possible that the effects might be adverse.

Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control.
      Certain provisions of Maryland law and our charter and bylaws could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of our company. These provisions include the following:

•	Classified Board of Directors. Our Board of Directors is divided into three classes with staggered terms of office of three years each. The classification and staggered terms of office of our directors make it more difficult for a third party to gain control of our Board of Directors. At least two annual meetings of stockholders, instead of one, generally would be required to effect a change in a majority of our Board of Directors.

•	Removal of Directors. Under our charter, subject to the rights of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of all votes entitled to be cast by our stockholders generally in the election of directors.

•	Number of Directors, Board Vacancies, Term of Office. We may, in the future, elect to be subject to certain provisions of Maryland law which vest in the Board of Directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the Board even if the remaining directors do not constitute a quorum. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or our charter or bylaws provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of stockholders as would otherwise be the case, and until his or her successor is elected and qualifies.

•	Stockholder Requested Special Meetings. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast by the stockholders at such meeting.

•	Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.

•	Exclusive Authority of Our Board to Amend the Bylaws. Our bylaws provide that our Board of Directors has the exclusive power to adopt, alter or repeal any provision of the bylaws or to make new bylaws. Thus, our stockholders may not effect any changes to our bylaws.

•	Preferred Stock. Under our charter, our Board of Directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our stockholders. The issuance of shares of preferred stock could adversely impact the voting power of the holders of common stock and could have the effect of delaying or preventing a change in control or other corporate action.

•	Duties of Directors with Respect to Unsolicited Takeovers. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (i) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (ii) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders’ rights plan, (iii) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act (to the extent either Act is otherwise applicable), or (iv) act or fail to act solely because of the effect that the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law, the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

•	Ownership Limit. In order to preserve our status as a REIT under the Internal Revenue Code, our charter generally prohibits any single stockholder, or any group of affiliated stockholders, from beneficially owning more than (i) 6.5% of our outstanding common stock, or more than 6.5% of our outstanding common and preferred stock, (ii) more than 9.8% of either the total number or the value of the total number of outstanding shares of the Series A Preferred Stock or (iii) more than 9.8% of either the total number or the value of the total number of outstanding shares of the Series B Preferred Stock, unless and to the extent to which our Board of Directors decides to waive or modify this ownership limit.

•	Maryland Business Combination Act. The Maryland Business Combination Act provides that, unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares of stock and other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. Our Board of Directors has adopted a resolution exempting the company from this statute. However, our Board of Directors may repeal or modify this resolution in the future, in which case the provisions of the Maryland Business Combination Act will be applicable to business combinations between us and other persons.

•	Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of the voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our Board of Directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of ours acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

Loss of Investment Company Act exemption would adversely affect us and negatively affect the market price of shares of our securities and our ability to distribute dividends.
      We are not regulated as an investment company under the Investment Company Act of 1940, as amended, and we intend to operate so as to not become regulated as an investment company under the Investment Company Act. We intend to be “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Specifically, we intend to invest at least 55% of our assets in mortgage loans or mortgage-backed securities that represent the entire ownership in a pool of mortgage loans ownership and at least an additional 25% of our assets in mortgages, mortgage-backed securities, securities of REITs and other real estate-related assets.
      If we fail to qualify for an exemption under the Investment Company Act, we may be required to restructure our activities. For example, if the market value of our investments in equity securities were to increase by an amount that resulted in less than 55% of our assets being invested in mortgage loans or mortgage-backed securities that represent the entire ownership in a pool of mortgage loans, we might have to sell equity securities in order to qualify for exemption under the Investment Company Act. In the event we must restructure our activities, our results of operations could be adversely affected.
Risks Relating to Our Status as a REIT

Complying with REIT requirements may limit our ability to hedge effectively.
      The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge mortgage-backed securities and related borrowings. Under these provisions, our annual income from certain qualified hedges, together with any other income not generated from qualified REIT real estate assets, must be less than 25% of our gross income and, through 2004, we must limit our aggregate non-qualified hedging income (together with aggregate income we receive from certain services) to less than 5% of our annual gross income. As a result, we might in the future be required to limit our use of advantageous hedging techniques. Unhedged positions could leave us exposed to greater risks associated with changes in interest rates than we would otherwise bear.

We may fail to qualify as a REIT and be subject to tax.
      If we are compelled to sell qualifying REIT assets, or we have insufficient cash flow to originate or purchase qualifying REIT assets, we may have insufficient qualifying REIT assets, in which case we may fail to qualify as a REIT. See “Certain U.S. Federal Income Tax Consequences of Our Status as a REIT” in this prospectus.
      To qualify as a REIT, not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs at the close of any calendar quarter, subject to certain “cure” periods. See “Certain U.S. Federal Income Tax Consequences of Our Status as a REIT — Requirements for Qualification as a REIT — Asset Tests.” We monitor the value of our investment in our TRSs in relation to our other assets to comply with the 20% asset test. There cannot be complete assurance that we will be successful in that effort. In certain cases, we may need to borrow from third parties to acquire additional qualifying REIT assets or increase the amount and frequency of dividends from our TRSs in order to comply with the 20% asset test. Moreover, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value. If the Internal Revenue Service determines that the value of our investment in our TRSs was more than 20% of the value of our total assets at the close of any calendar quarter, we could lose our REIT status.
      Our TRSs earn income from activities that are prohibited for REITs and owe income taxes on the taxable income from these activities. For example, our TRSs earn income from loan origination and sales activities, as well as from other origination and servicing functions, which would generally not be qualifying income for purposes of the gross income tests applicable to REITs or might otherwise be subject to adverse tax liability if the income were generated by a REIT.
      We may, at some point in the future, borrow funds from one or more of our TRSs. Although any such intercompany borrowings will be structured so as to constitute indebtedness for all tax purposes, no assurance can be given that the Internal Revenue Service will not challenge such arrangements, in which case the borrowing may be characterized as a dividend distribution to us by our TRS. Any such characterization may cause us to fail one or more of the REIT requirements.
      Even if we continue to qualify as a REIT, we may nevertheless be subject to taxes (and possibly excise taxes) on undistributed income, net income from certain prohibited transactions (including certain transactions between us and our TRSs), and state and local taxes. Prohibited transactions could include transactions in which loans are sold by our QRS rather than by our TRSs. In addition, in the event that any transactions between us or our QRS and our TRSs are determined not to be on an arm’s-length basis, we could be subject to excise taxes on such transactions. We believe that all such transactions are conducted on an arm’s-length basis, but there can be no assurance that the Internal Revenue Service will not successfully contest the arm’s-length nature of such transactions or that we will otherwise be able to avoid application of excise taxes or other additional taxes. Any such taxes could affect our overall profitability and the amounts of distributions to our stockholders.

Our management has limited experience operating a REIT and we cannot assure you that our management’s past experience will be sufficient to successfully manage our business as a REIT.
      The requirements for qualifying as a REIT are highly technical and complex. We have limited experience as a REIT and our management has limited experience in complying with the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. The REIT provisions are complex and the failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. In such event, our net income would be substantially reduced, and we could incur a loss, which could materially harm our results of operation, financial condition and business prospects.

Risks Related to Our Capital Stock

Various factors may cause the market price of our capital stock to become volatile, which could harm our ability to access the capital markets in the future.
      The following factors, many of which are beyond our control, could contribute to the volatility of the price of our capital stock:

•	actual or anticipated variations in our quarterly results;

•	changes in our level of dividend payments;

•	changes in the value of our mortgage holdings and related liabilities;

•	changes in the prospects for, or results from, our mortgage holdings, mortgage origination or mortgage servicing businesses;

•	new products or services offered by us or our subsidiaries and our competitors;

•	our actual results being different from our earnings guidance or other projections;

•	changes in projections of our financial results by securities analysts;

•	general conditions or trends in the mortgage holding, mortgage origination and mortgage servicing businesses;

•	announcements by us of significant acquisitions, strategic relationships, investments or joint ventures;

•	negative changes in the public’s perception of the prospects for returns from holding mortgage-backed securities and from the mortgage origination and servicing businesses, which could depress our stock price, regardless of actual results;

•	interest rate fluctuations or general economic conditions, such as inflation or a recession;

•	any obstacles in continuing to qualify as a REIT, including obstacles due to changes in law applicable to REITs;

•	additions or departures of our key personnel; and

•	issuing new securities pursuant to this offering or otherwise.
This volatility may make it difficult for us to access the capital markets through additional secondary offerings of our common stock and additional preferred stock offerings, regardless of our financial performance, and such difficulty may preclude us from being able to take advantage of certain business opportunities or meet our obligations, which could, in turn, harm our results of operations, financial condition and business prospects.

There may be substantial sales of our common stock after an offering, which would cause a decline in our stock price.
      Sales of substantial amounts of our common stock in the public market following an offering of our securities, or the perception that such sales could occur, could have a material adverse effect on the market price of our common stock.

The amount of our dividends may be less than projected.
      The amount of any dividend paid by us will depend on a number of factors, including the amount of income generated from our mortgage holdings, the amount of income generated from our mortgage origination and servicing businesses and the amount of such earnings retained by our TRSs to provide for future growth.

Our ability to pay our dividends depends upon the availability of funds and our actual operating results. If funds are not available or our actual operating results are below our expectations, we may need to sell assets or borrow funds to pay these distributions.
      Dividends or distributions on shares of our securities may reduce the funds of our company that are legally available for payment of future dividends on any outstanding common or preferred stock. In addition, if we do not generate sufficient cash flow from ongoing operations (including principal payments and interest payments on our mortgage-backed securities) to fund our dividends, we may need to sell mortgage-backed securities or borrow funds by entering into repurchase agreements or otherwise borrowing funds under our lines of credit to pay the distributions. If we were to borrow funds on a regular basis to make distributions in excess of operating cash flow, it is likely that our operating results and our stock price would be adversely affected.

Our Board of Directors may authorize the issuance of additional shares that may cause dilution and may depress the price of our common stock.
      Our charter permits our Board of Directors, without your approval, to:

•	authorize the issuance of additional common or preferred stock in connection with future equity offerings, acquisitions of securities or other assets of companies; and

•	classify or reclassify any unissued common stock or preferred stock and to set the preferences, rights and other terms of the classified or reclassified shares, including the issuance of shares of preferred stock that have preference rights over the common stock with respect to dividends, liquidation, voting and other matters or shares of common stock that have preference rights over your common stock with respect to voting.
      The issuance of additional shares of our common stock could be substantially dilutive to your shares and may depress the price of our common stock.

Due to an exception to the stock ownership limitations applicable to our status as a REIT, Michael Strauss holds a significant percentage of our outstanding securities.
      Under our charter, AHM Holdings’ founder, our Chief Executive Officer and President, Michael Strauss, is exempted from the general ownership limitation that applies to holders of our securities in connection with maintaining our status as a REIT and is permitted to beneficially own up to 20% of the value of the total number of our outstanding common and preferred shares of stock. As of September 30, 2004, Mr. Strauss beneficially owned approximately 10.55% of our outstanding common stock. Accordingly, Mr. Strauss has the ability to influence any of our affairs requiring stockholder approval, including, for example, the election and removal of directors, amendments to our charter and approval of significant corporate transactions.
USE OF PROCEEDS
      We intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, working capital, investing in mortgage-backed securities, acquisitions and capital expenditures. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities or use them to make payments on our borrowings. Additional information on the use of proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

RATIO INFORMATION
      The ratio of earnings to fixed charges was calculated by dividing the sum of fixed charges into the sum of earnings before taxes and minority interests plus fixed charges and distributed income of equity investees. Fixed charges consist of interest expense and certain other expenses. Equity investees are investments that we account for using the equity method of accounting.
      The table below sets forth the ratio of earnings to fixed charges for the fiscal years ended December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and for the nine months ended September 30, 2004.

						Nine Months Ended
	Years Ended December 31,					September 30,

	1999	2000	2001	2002	2003	2004

Ratio of earnings to fixed charges	1.95	1.48	2.07	2.95	2.84	1.52
      The ratio of earnings to combined fixed charges and preferred stock dividends was calculated by dividing the sum of fixed charges and preferred stock dividends into the sum of earnings before taxes and fixed charges. Fixed charges consist of interest expense and certain other expenses. Preferred stock dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.
      The table below sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 2004.

Nine Months Ended
September 30, 2004

Ratio of earnings to combined fixed charges and preferred stock dividends(1)	1.51

(1)	We did not have any preferred stock outstanding prior to the initial issuance of our Series A Preferred Stock on July 7, 2004.

PLAN OF DISTRIBUTION
      We may sell the securities being offered hereby from time to time in one or more of the following methods:

•	to underwriters or dealers, who may act directly or through a syndicate represented by one or more managing underwriters;

•	through broker-dealers we have designated to act on our behalf as agents;

•	directly to one or more purchasers;

•	through a number of direct sales or auctions performed by utilizing the Internet or a bidding or ordering system; or

•	through a combination of any of these methods of sale or by any other legally available means.
      We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
      Each prospectus supplement will set forth the manner and terms of an offering of securities, including:

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities.
      We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.
      We may effect sales of securities in connection with forward sale agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through the New York Stock Exchange, or NYSE, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
      We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.
      We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.
Sales Through Underwriters
      If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.
      Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.
Sales Through Agents
      Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.
      Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.
      If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.
Direct Sales
      We may also sell offered securities directly as principal for our own account. In this case, no underwriters or agents would be involved.
Sales Through the Internet
      We may from time to time offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.
      Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Other pricing methods may also be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.
      The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.
      If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

General Information
      Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal or both (this compensation to a particular broker-dealer might be in excess of customary commissions).
      Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.
      We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.
      In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.
      In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.
      This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

      Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the Registration Statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.
      There can be no assurance that we will sell all or any of the securities offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK
      The following summary discusses the material terms of our capital stock. This summary does not purport to be a complete description of our capital stock and you should not rely on it as if it were. We have filed complete copies of our charter, bylaws and articles supplementary establishing and fixing the rights and preferences of our Series A Preferred Stock and Series B Preferred Stock with the SEC and are incorporating the full text of those documents by reference. We encourage you to read each of those documents in its entirety.
      Our charter provides that we may issue up to 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2004, there were 40,184,333 shares of our common stock, issued and outstanding. As of December 15, 2004, there were 2,150,000 shares of our 9.75% Series A Preferred Stock and 3,000,000 shares of our 9.25% Series B Preferred Stock, issued and outstanding. There are currently no other classes or series of preferred stock authorized or outstanding.
      We are a Maryland corporation governed by the Maryland General Corporation Law, which is referred to in this prospectus as the “MGCL.” Under Maryland law, stockholders generally are not responsible for a corporation’s debts or obligations.
Common Stock
      Our charter authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.01 per share, of which 40,184,333 shares were outstanding as of September 30, 2004. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. There is no cumulative voting for election of directors. Accordingly, the holders of a majority of the shares voted can elect all of the nominees for director. Except as otherwise provided by law, holders of shares of our common stock vote together as a single class. Holders of shares of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All shares of common stock will, when issued, be fully paid and non-assessable.
      Shares of our common stock are subject to restrictions upon their ownership and transfer that were adopted for the purpose of enabling us to preserve our status as a REIT. For a discussion of those restrictions, see “— Restrictions on Ownership and Transfer” below.
      Dividends. Subject to the preferences of any series of preferred stock that may at times be outstanding, if any, holders of outstanding shares of common stock are entitled to receive dividends when, as, and if declared by our Board of Directors out of funds legally available for dividends and, if we liquidate, dissolve or wind up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. We intend to make regular quarterly distributions to our stockholders. In order to qualify as a REIT for U.S. federal income tax purposes, we must distribute to our stockholders annually at least 90% of our taxable income, excluding the retained earnings of our taxable REIT subsidiaries. Any profits attributable to the businesses of such taxable REIT subsidiaries will be fully subject to corporate income tax, and after-tax net income of these subsidiaries may be retained by the subsidiary or distributed up to us as the parent corporation. Although we generally intend to distribute to our stockholders each year an amount equal to 90% of our REIT taxable income for that year, distributions paid by us will be at the discretion of the Board of Directors and will depend on our actual cash flow, financial condition, capital requirements, our desire to retain earnings of our taxable subsidiaries to sustain future growth, the annual distribution requirement under the REIT provisions of the Internal Revenue Code and other factors that the Board of Directors deems relevant.
      Subject to the MGCL and the rights of holders of any outstanding preferred stock, holders of our common stock will be entitled to share dividends equally, share for share.

Preferred Stock
      Our charter authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of December 15, 2004, there were 2,150,000 shares of our Series A Preferred Stock and 3,000,000 shares of our Series B Preferred Stock, issued and outstanding. There are currently no other classes or series of preferred stock authorized or outstanding. We may issue, from time to time in one or more series, additional preferred stock, the terms of which may be determined by our Board of Directors, without further action by our stockholders, in the resolution authorizing such series of preferred stock, and may include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. Prior to the issuance of any shares of a new series of preferred stock, we will file articles supplementary, designating the number of shares of that series and the terms of the stock of that series, with the State Department of Assessments and Taxation of Maryland. Each series of preferred stock that we issue shall constitute a separate class of stock. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.
      The description of the terms of a particular preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable articles supplementary for complete information regarding a series of preferred stock.
      Shares of preferred stock are subject to the restrictions upon their ownership and transfer contained in our charter and the applicable articles supplementary for the purpose of enabling us to preserve our status as a REIT. See “— Restrictions on Ownership and Transfer” below.
      The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

•	the offering price;

•	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of shares of such series in addition to those set forth in “— Voting Rights” below;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

•	the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.
      The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.
      Dividends. Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at such times and rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates as will be fixed by the Board of Directors.
      Dividends, if any, will be paid in the form of cash, shares of our securities or other property, as may be determined by the Board of Directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates.
      The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or of any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation, and any other preferences, rights, restrictions and qualifications that are not inconsistent with our charter.
      Liquidation Preference. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock of any series and any other shares of preferred stock (including any other series of preferred stock) ranking as to any such distribution on a parity to the given series of preferred stock shall be insufficient to permit the payment in full to the holders of that and such other shares and series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that and such other shares and series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full. Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.
      Redemption. If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the Board of Directors. In addition to the foregoing, and in any event, shares of our preferred stock will be redeemable under certain circumstances pursuant to the restrictions and limitations on ownership contained in our charter and designed to protect our status as a REIT.
      Voting Rights. Unless otherwise determined by the Board of Directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will have only the voting rights as set forth in the applicable articles supplementary.
      Other. Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.
Certain Effects of Authorized But Unissued Stock
      We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on the capital stock.
      The existence of unissued and unreserved common stock and preferred stock may enable the Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.
Restrictions on Ownership and Transfer
      For us to qualify as a REIT under the federal income tax laws, we must meet certain requirements concerning the ownership of our outstanding shares of capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a calendar year. For this purpose, individuals include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In addition, we must have at least 100 beneficial owners of our shares of stock during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
      To ensure that we meet the stock ownership requirements, subject to the exemptions and exceptions described below, our charter provides for restrictions and limitations on the ownership and transfer of our outstanding stock. Specifically, our charter provides that, subject to certain exceptions, no person shall own more than (i) 6.5% of the number (or the value of the total number) of outstanding shares of common stock or common stock together with preferred stock of any class or series, (ii) more than 9.8% of either the total number or the value of the total number of outstanding shares of the Series A Preferred Stock or (iii) more than 9.8% of either the total number or the value of the total number of outstanding shares of the Series B Preferred Stock. A separate ownership limit may be imposed on any class or series of preferred stock, if, as and when the terms of such class or series are established by the Board of Directors. Our charter permits the Board to waive with respect to any person the 6.5% ownership limit or to establish a new, less restrictive, ownership limit, called an “excepted holder limit” in the charter, for any person.
      In addition, our charter provides that Michael Strauss is excepted from the general limitations on the ownership of our securities, described above. Instead, Mr. Strauss is permitted to beneficially own up to 20% of the value of the total number of outstanding shares of our common and preferred stock.

      Our charter provides that any purported transfer of shares of common stock or preferred stock which would:

•	result in any person owning, directly or indirectly, common stock or preferred stock in excess of the applicable ownership limits as described above;

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution; or

•	result in our company being “closely held” within the meaning of the U.S. federal tax laws (or otherwise failing to qualify as a REIT);
will be void, or that, if notwithstanding the other provisions of the charter, there occurs a transfer or other event which would have any of the results described in the bullet points above, then that number of shares of common stock or preferred stock necessary to avoid such occurrence will be automatically transferred to one or more trusts, effective on the day before the purported transfer, and the person who would have otherwise been the holder or transferee of such shares will cease to own or will not acquire any right to such shares.
      The record holder of the shares of common stock or preferred stock that are transferred to a trust will be required to submit the stock to us for registration in the name of the trust. We will designate a trustee of the trust that is not affiliated with us. The beneficiary of the trust will be one or more charitable organizations that we select.
      Shares in the trust will remain issued and outstanding and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares and will hold those dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares in the trust. The trustee will designate a permitted transferee of the shares, provided that the permitted transferee purchases the shares for valuable consideration and acquires the shares without the acquisition resulting in a transfer to another trust.
      Our charter provides that the owner of shares in the trust will be required to repay to the trustee the amount of any dividends or distributions received by the owner (i) that are attributable to shares in the trust and (ii) the record date of which was on or after the date that the shares were transferred to the trust. The owner generally will receive from the trustee the lesser of (a) the price per share the owner paid for the shares in the trust, or, in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the price per share received by the trustee from the sale of the shares in the trust. Any amounts received by the trustee in excess of the amounts to be paid to the owner will be distributed to the beneficiary of the trust.
      Shares in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created the trust, or, in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the market price per share on the date that we, or our designee, accept the offer. We will have the right to accept the offer for a period of 90 days after the later of (i) the date of the purported transfer that resulted in the trust, or (ii) the date we determine in good faith that a prohibited transfer has occurred.
      Our charter provides that any person who acquires or attempts to acquire common stock or preferred stock in violation of the restrictions set forth in our charter, or any person who owned common stock or preferred stock that was transferred to a trust, is required immediately to give written notice to us of that event and to provide to us any other information that we may request in order to determine the effect, if any, of the transfer on our status as a REIT.
      The ownership limits generally will not apply to the acquisition of common stock or preferred stock by an underwriter that participates in a public offering of that stock for a period of 30 days. In addition, our Board of Directors may waive application to any person of the ownership limitations or the restrictions on transfer set forth in the charter, or may establish an excepted holder limit for any person.

      The foregoing restrictions will not otherwise be removed until:

•	the restrictions are no longer required in order to qualify as a REIT, and the Board of Directors determines that it is no longer in our best interests to retain the restrictions; or

•	the Board of Directors determines that it is no longer in our best interests to continue to qualify as a REIT.
      All certificates representing our common or preferred stock will bear a legend referring to the restrictions described above.
      All persons who own, directly or indirectly, more than 5%, or any lower percentage as set forth in the federal tax laws, of our outstanding common stock and preferred stock must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating the name and address of the direct or indirect owner, the number of shares owned directly or indirectly, and a description of how the shares are held. In addition, each direct or indirect stockholder must provide to us any additional information that we request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer set forth in our charter.
Certain Provisions Affecting Change in Control
      Our charter contains certain provisions that may have the effect of delaying, deferring or preventing a change in control of the Company. For example, in order to maintain qualification as a REIT, our charter contains restrictions on transfer of our shares of common stock and a stock ownership limitation. See “— Restrictions on Ownership and Transfer” above. The transfer restrictions and ownership limitation may discourage a purchase or sale of our shares of common stock that might result in a change in control.
      In addition, our charter allows the Board of Directors to authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests.
      For a description of other provisions of Maryland law and our charter and bylaws that could have the effect of delaying, deferring or preventing a change in control, see “Risk Factors — Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control” on page 23 of this prospectus.
Transfer Agent and Registrar
      American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038 is the transfer agent and registrar of our common stock, our Series A Preferred Stock and our Series B Preferred Stock.

DESCRIPTION OF DEBT SECURITIES
      This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement, and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.
      We may offer debt securities for an aggregate principal amount of up to $761,875,000 under this prospectus. As of the date of this prospectus, we have not issued any debt securities.
      The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.
      Debt securities that we may issue will be issued under the indenture between us and Deutsche Bank Trust Company Americas, as trustee. This prospectus refers to Deutsche Bank Trust Company Americas as the trustee. We have filed the form of the indenture with the SEC as an exhibit to the Registration Statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.
      THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. The following summaries of material provisions of the debt securities and indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
      Unless otherwise set forth in an indenture supplement and described in a prospectus supplement, our subsidiaries will have no direct obligation to pay amounts due on the debt securities. The debt securities effectively will be subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. Such indebtedness would effectively rank senior to the debt securities. The indenture permits us and our subsidiaries to incur substantial amounts of additional indebtedness and other liabilities. Any rights of the Company and our creditors, including the holders of debt securities, to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors, and the holders of any preferred stock of that subsidiary.
Information You Will Find In The Prospectus Supplement
      The indenture provides that we may issue debt securities from time to time in one or more series. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the interest rate or rates (which may be fixed or variable) on the debt securities of the series (if any) or the method of determining such rate or rates;

•	the interest payment dates for the series of debt securities or the method by which such date will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

•	the place or places where the principal and interest on the series of debt securities will be payable;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option securities;

•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy;

•	whether we will be restricted from incurring any additional indebtedness;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

•	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare acceleration;

•	any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture or in the terms relating to permitted consolidations, mergers, or sales of assets;

•	the subordination, if any, of the debt securities of the series and terms of the subordination; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.
      Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities and the prospectus supplement. Holders of debt securities may present debt securities for transfer in the manner, at the places, and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture and the applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.
Senior Debt
      We may issue the senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt
      We may issue subordinated debt securities under the indenture and any coupons that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and the applicable indenture supplement, to all of our “senior indebtedness.” “Senior indebtedness” includes our obligations and obligations guaranteed or assumed by us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, in each case, identified by our Board of Directors as senior indebtedness. “Senior indebtedness” does not include subordinated debt securities, including senior subordinated debt securities, or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness.
      In general, the holders of all senior indebtedness are entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities upon the occurrence of certain events. These events include:

•	any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceedings which concern us or a substantial part of our property;

•	except as provided in the indenture, any default on the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness has not been paid within the applicable grace period;

•	any other default on senior indebtedness occurs and the maturity of such senior indebtedness is accelerated in accordance with its terms, and unless either (a) such default shall have been cured or waived and any such acceleration shall have been rescinded or (b) such senior indebtedness shall have been paid in full; and

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default contained in the indenture.
      If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Senior Subordinated Debt
      We may issue the senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “— Senior Debt” and “— Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.
Interest Rate
      Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special U.S. federal income tax considerations applicable to:

•	any discounted debt securities; and

•	any debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes.

Registered Global Securities
      We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; and

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.
      The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.
      Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.
      The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.
      So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.
      Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.
      We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
Payment of Interest on and Principal of Registered Global Securities
      We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.
      We expect that the depositary, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.
Exchange of Registered Global Securities
      We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•	the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.
      In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.
Covenants by the Company
      The indenture includes covenants by us, including, among other things, that we will make all payments of principal and interest at the times and places required. The supplemental indenture with respect to each series of debt securities may contain additional covenants, including covenants which could restrict our right and our subsidiaries’ right to incur additional indebtedness or liens and to take certain actions with respect to their respective businesses and assets.

Events of Default
      Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series, continued for 30 days;

•	failure to pay when due principal of, or premium, if any, on, any debt security of that series;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

•	failure to comply with the restrictive covenant prohibiting us from engaging in certain consolidations, mergers, or transfers of all or substantially all of our assets;

•	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities are issued.
      Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.
      After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.
      No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.
Supplemental Indentures
      We and the trustee may, at any time and from time to time, without notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add guarantees to or secure any series of debt securities;

•	to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•	to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•	to add to or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal or premium with respect to debt securities so long as any such action does not adversely affect the interests of the holders of outstanding debt securities of any series in any material respect;

•	in the case of subordinated debt securities, to make any change in the provisions relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if such holder of senior indebtedness consents to such a change);

•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee;

•	to establish the form or terms of debt securities of any series; and

•	to make any change that does not adversely affect the interests of the holders of outstanding debt securities.

      With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.
      Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	extend the final maturity of the principal of, or any installment of interest on, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	change the currency in which any debt securities are payable;

•	release any security interest that may have been granted with respect to such debt securities;

•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment;

•	reduce any premium payable upon the redemption of any debt securities or change the time at which any debt security may be redeemed; or

•	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.
Satisfaction and Discharge of the Indenture; Defeasance
      To the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.
      In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
      We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable federal income tax law).
      The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government obligations held in trust will not be subject to the subordination provisions of the indenture.
Mergers, Consolidations and Certain Sales of Assets
      We may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity, unless:

•	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such resulting,

surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

      Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the indenture permits:

•	a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

•	a change in control; or

•	a highly leveraged transaction involving us, whether or not involving a change in control, and the indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.
Governing Law
      The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
No Personal Liability of Directors, Officers, Employees and Stockholders
      No director, officer, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of their status as director, officer, incorporator or stockholder of the Company. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.
Conversion or Exchange Rights
      Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.
Information Concerning the Trustee
      The trustee, other than during the occurrence and continuance of an event of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture.

Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
      The indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions; however, if it acquires any conflicting interest relating to any duties with respect to the debt securities, it must eliminate the conflict or resign as trustee.
Limitations on Issuance of Bearer Debt Securities
      Debt securities in bearer form are subject to special U.S. federal tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. federal tax regulations. Investors should consult the relevant prospectus supplement in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF WARRANTS
      The following description, together with any information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. Although the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and such terms may differ from the terms described below.
General
      We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
      This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part or an amendment thereto or as exhibits to a Current Report on Form 8-K.
      The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility; and

•	information with respect to book-entry procedures, if any.
      Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.
Exercise of Warrants
      Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
      The shares of common stock and preferred stock issued upon exercise of any warrant will be issued subject to the restrictions and limitations on ownership contained in our charter and, in the case of preferred stock, the applicable articles supplementary establishing its terms. See “Description of Capital Stock — Restrictions on Ownership and Transfer” beginning on page 37 of this prospectus.
Enforceability of Rights of Holders of Warrants
      Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT
      The following general discussion summarizes the material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and material U.S. federal income tax consequences of an investment in our stock. This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only investors that beneficially own shares of our stock as capital assets. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under the federal income tax laws, such as:

•	banks, thrifts, or other financial institutions or insurance companies;

•	mutual funds, REITs, or regulated investment companies;

•	tax-exempt organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	small business investment companies or S corporations;

•	retirement plans or persons holding stock in tax-deferred or tax-advantaged accounts;

•	investors whose functional currency is not the U.S. dollar;

•	certain former citizens or residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons that hold their shares as part of a hedge against currency risk, appreciated financial position, straddle, constructive sale or conversion transaction; or

•	holders that acquired their shares upon the exercise of stock options or otherwise as compensation.
      In connection with an offering of our stock, Cadwalader, Wickersham & Taft LLP will render an opinion that we qualify to be taxed as a REIT under the U.S. federal income tax laws and that our organization and current and proposed method of operation will enable us to continue to qualify as a REIT. Cadwalader, Wickersham & Taft LLP has reviewed the discussion set forth below and is of the opinion that the statements made in this discussion, to the extent such statements summarize material U.S. federal tax consequences of the beneficial ownership of our stock, are correct in all material respects. Cadwalader, Wickersham & Taft LLP’s opinion is based on various assumptions, including that certain factual representations and covenants made by us are and remain accurate; moreover, the opinion is subject to limitations, and will not be binding on the Internal Revenue Service or any court. The Internal Revenue Service may challenge the opinion of Cadwalader, Wickersham & Taft LLP, and such a challenge could be successful.
      We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of shares of our stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of your stock ownership and our REIT election, and regarding potential changes in applicable tax laws.
Taxation as a REIT
      In our initial tax return, we elected to be taxed as a REIT under the U.S. federal income tax laws beginning with our first taxable year ended December 31, 2003. We have been operating in a manner intended to qualify us as a REIT since the beginning of our first taxable year and we intend to continue to so operate.
      Our qualification and taxation as a REIT will depend on our ability to meet, on a continuing basis, through actual annual operating results, the REIT qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership and the percentage of our earnings that we distribute. The REIT qualification tests are described in more detail below. While Cadwalader, Wickersham & Taft LLP has reviewed those matters in connection with the foregoing opinion, the opinion will not require that Cadwalader, Wickersham & Taft LLP review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy those requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see “— Failure to Qualify as a REIT” below.
      As a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. The REIT provisions generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a corporation. However, we will be subject to federal tax as follows:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. However, we may elect to treat as having distributed to our stockholders certain of our capital gains upon which we have paid taxes, in which event so much of the taxes as have been paid by us with respect to such income would also be treated as having been distributed to stockholders. See “— Annual Distribution Requirements” below.

•	Under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

•	If we have:

•	net income from the sale or other disposition of property acquired through foreclosure, referred to as “foreclosure property,” or

•	other nonqualifying income from foreclosure property,
        we will be subject to tax at the highest corporate rate on such income.

•	If we have net income from certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	We will also incur a 100% excise tax on any transaction with a TRS that is not conducted on an arm’s-length basis.

•	Further, we will pay tax at the highest corporate rate on the portion of any excess inclusion income that we derive from residual interests in a real estate mortgage investment conduit (or “REMIC”) or from a TMP, as defined below, equal to the percentage of our stock that is held by “disqualified organizations.” Excess inclusion income also may include a portion of any dividends that we receive from other REITs to the extent that those dividends are attributable to exclusion income derived from REMIC residual interests held by those other REITs or from those other REITs being subject to the TMP rules. A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below under “— Requirements for Qualification as a REIT — Income Tests”), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the amount by which 90% (95% beginning in 2005) of our gross income exceeds the amount of our income qualifying for the 95% gross income test, multiplied by

•	a fraction intended to reflect our profitability.

•	If we should fail to distribute during each calendar year at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain net income for such year (other than capital gain income which we elect to retain and pay tax on), and

•	any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on),

we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed during such year.

•	If we acquire any asset from a “C corporation” (i.e., generally a corporation subject to full corporate level tax, which includes a TRS) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by us, then we will be subject to tax at the highest regular corporate rate on the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.
Requirements for Qualification as a REIT
      The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation, but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) of which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities);

(7) that meets certain other tests described below (including with respect to the nature of its income and assets); and

(8) that has made an election to be treated as a REIT and has not been terminated or revoked such election.
      The Code provides that conditions (1) through (4) above must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.
      We made an election with our initial tax return to be treated as a REIT effective for the taxable year 2003.
      We have issued sufficient shares of stock with sufficient diversity of ownership to satisfy requirements (5) and (6) above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of stock are described under “Description of Capital Stock” in this prospectus.
      To monitor our compliance with the share ownership requirements in (5) and (6) above, we will maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from our record holders of certain percentages of our stock, including disclosure of the actual owners of our stock (i.e., the persons required to include in gross income our dividends). A list of those persons failing or refusing to comply with our demand must be maintained as part of our records. A stockholder who fails or refuses to comply with our demand must submit a statement with its tax return disclosing the actual ownership of the stock and certain other information.
      Qualified REIT Subsidiaries. A corporation that is a QRS is not treated as a corporation separate from its parent REIT for U.S. federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a QRS are treated as assets, liabilities and items of income, deduction and credit of the REIT. A QRS is a corporation, all of the capital stock of which is owned by the REIT and that is not a TRS. Thus, in applying the requirements described herein, any QRS that we own will be ignored, and all assets, liabilities and items of income, deduction and credit of the QRS will be treated as our assets, liabilities and items of income, deduction and credit. Other domestic entities, such as limited liability companies, that are wholly-owned by us, by any QRS or by any combination of the two are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests.
      Flow-Through Entities. We will also be deemed to own our proportionate share of the assets of a partnership or other entity that is treated as a partnership for tax purposes (collectively, a “flow-through entity”) and to earn our proportionate share of the flow-through entity’s income for purposes of the REIT income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of any flow-through entity in which we acquire an interest, directly or indirectly, will be invested as our asset and gross income for purposes of applying the various REIT qualification tests. There can be no assurance, however, that any such flow-through entity will be organized or operated in a manner that will enable us to continue to satisfy the REIT requirements of the Code.
      Taxable REIT Subsidiaries. We may jointly elect with any subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. In addition, if a TRS owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or healthcare facility is operated. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary (as discussed above), is not disregarded for federal income tax purposes. Instead, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and hence our ability to make distributions to our stockholders.
      We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the subsidiary is an asset in our hands, and we would recognize as income the dividends, if any, that we receive from the subsidiary. This treatment can affect the income and asset test calculations that apply to us. Because we do not include the assets and income of such subsidiary corporations in determining our compliance with the REIT requirements, such entities may be used by us to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).
      We would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, our TRSs if the Internal Revenue Service were to assert successfully that the economic arrangements between us and our subsidiaries are not comparable to similar arrangements among unrelated parties.
      Asset Tests. In order to maintain our qualification as a REIT, we must, each quarter, satisfy three tests relating to the nature of our assets. First, at least 75% of the value of our total assets (owned directly, or indirectly through a QRS or flow-through entity) must be represented by:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock or debt instruments purchased with the proceeds of a stock offering or long-term (at least five years) public debt issuance held during the one-year period following the applicable offering or issuance;

•	cash;

•	cash items, including receivables;

•	U.S. government securities; and

•	equity interests in certain REITs and interests in REMICs. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.
      Second, not more than 25% of our total assets (owned directly, or indirectly through a QRS or flowthrough entity) may consist of stock or securities other than stock and securities that are qualifying assets for purposes of the 75% asset class.
      Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned directly or indirectly by us may not exceed 5% of the value of our total assets, and we may not own directly or indirectly more than 10% of the total voting power of the outstanding securities or more than 10% of the value of the outstanding securities of any one issuer. For purposes of the 5% value restriction and the restriction against ownership of more than 10% of the voting securities of any issuer, the term “securities” does not include stock in another REIT, equity or debt securities of a QRS or TRS, or equity interests in any partnership. The term “securities,” however, generally includes debt securities issued by another REIT or a partnership, except that certain “straight debt” is not treated as securities for purposes of the 10% value test.
      These three tests will not, however, apply to an investment by us in a TRS. We, AHM Holdings, and each first-tier subsidiary of AHM Holdings have jointly made an election to treat AHM Holdings and each such subsidiary as a TRS. The aggregate value of our TRS stock and securities owned by us cannot, in the aggregate, exceed 20% of the value of our total gross assets (including the TRS stock and securities). We will monitor at all times the value of our investments in our TRSs for the purpose of ensuring compliance with the 20% asset test. There can be no assurance, however, that we will be able to comply with the 20% limitation on TRS stock and securities on an ongoing basis so as to maintain REIT status.
      In addition, the mortgage loans and mortgage-backed securities that we own are qualifying assets for purposes of the 75% asset test. However, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the U.S. federal income tax laws. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. Mezzanine loans owned by us will be treated as qualifying assets for purposes of the 75% asset test if certain requirements are satisfied.
      Stock in other REITs owned by us will be qualifying assets for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests described above with respect to our investment in such disqualified REIT. Finally, we satisfy and will continue to satisfy the second and third asset tests with respect to our stock in non-REIT C corporations. To the extent that we own debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests with respect to those debt securities. We monitor and will continue to monitor closely the purchase, holding and disposition of our assets in order to comply with the REIT asset tests. In particular, we intend to limit and diversify the ownership of our assets so that (i) not more than 25% of the value of our assets in the aggregate fail to satisfy the 75% asset test, (ii) not more than 5% of our assets, by value, are issued by any single issuer (other than a TRS, a QRS or a flow-through entity), and (iii) we do not own more than 10% of the outstanding securities of any one issuer (other than a TRS, a QRS or a flow-through entity), measured by voting power or by value of such securities. If these limits would be exceeded, we intend to take appropriate measures, including the disposition of non-qualifying assets, to avoid exceeding such limits.
      We may securitize mortgage loans and/or mortgage-backed securities. If we intend to sell the securities received by us in any such securitization, and such sale would create any substantial risk that the securities to be sold could be treated as “dealer property,” which would subject us to a 100% tax on any gain, we will engage in the securitization transactions through one or more TRSs. In this case, the TRSs may be subject to a 35% corporate tax, but we would not be subject to any tax. We also may securitize such mortgage assets through non-REMIC collateralized mortgage transactions, under which we retain an equity interest in the mortgage-backed assets used as collateral in the securitization transaction. These securitizations may cause us to be subject to the taxable mortgage pool rules.
      If we should fail to satisfy any asset test at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if:

•	we satisfied the asset tests at the close of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market value of our assets and was not wholly or partly caused by the acquisition of one or more non- qualifying assets.
      If we should fail to satisfy an asset test at the end of a calendar quarter by reason of an acquisition of securities or other property during the calendar quarter, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose. Alternatively, if we should fail to satisfy an asset test as a result of assets with a value that does not exceed the lesser of 1% of the total value of our assets and $10,000,000 (the “de minimis amount”), we could avoid disqualification by disposing of the assets or otherwise satisfying the asset test within six months. Finally, if we fail to satisfy an asset test by reason of assets exceeding the de minimis amount, we could avoid disqualification if (i) we satisfy certain identification and filing requirements, (ii) we dispose of the disqualifying assets or otherwise satisfy the asset test within six months, (iii) the failure was due to reasonable cause and not willful neglect, and (iv) we pay an excise tax equal to the greater of $50,000 and the product of (x) net income generated by the disqualifying assets for the period beginning on the first date of the failure and ending on the date we dispose of the disqualifying assets or otherwise satisfy the asset test and (y) the highest rate of corporate tax.
      Income Tests. We must also satisfy two gross income requirements each year. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real property or mortgage loans; and

•	interest or dividend income from the investment of the net proceeds of stock offerings or certain long-term debt issuances derived during the one-year period following the applicable offering or issuance.
      Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, TRS dividends, other types of dividends and interest, gain from the sale or disposition of stock or securities, income received in 2004 from certain hedging transactions, or any combination of the foregoing. Gross income from fees generally is not qualifying income for purposes of either gross income test. In addition, gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. We monitor the amount of non-qualifying income that our assets produce and manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to the Company.
      Interest Income. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
      If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
      Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% and 95% gross income tests. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we (or Apex or AHM Holdings, as applicable) agreed to originate or acquire the loan, a portion of the interest income from the loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property.
      Interest derived from mezzanine loans will be treated as qualifying income for purposes of the 75% and 95% gross income tests if certain requirements are satisfied.
      Any amount includible in gross income by us with respect to a regular or residual interest in a REMIC is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a REMIC consist of qualifying real estate-related assets, we will be treated as receiving directly our proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date we purchase the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause us to recognize income that is not qualifying income for purposes of the 75% gross income test. Interest income received with respect to non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations, or CMOs, however, will not be qualifying income for this purpose.
      We believe that the interest, original issue discount and market discount income that we receive from our mortgage-related assets generally are qualifying income for purposes of both gross income tests. However, in the event that we own loans that are not secured by real property or interests in real property, our interest income from those loans will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the principal amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, as mentioned above, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. It also is possible that, in some instances, the interest income from a mortgage loan may be based in part on the borrower’s profits or net income. In that case, generally all of the income from the loan will generally be non-qualifying income for purposes of both gross income tests.
      To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of real property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying real property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not inventory or dealer property in the hands of the borrower or us.
      Dividend Income. In the event that we own stock in other REITs, the dividends that we receive from those REITs and our gain on the sale of the stock in those other REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. We may also own stock in non-REIT C corporations (including TRSs). Our dividend income from stock in those corporations will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
      Rents from Real Property. To the extent that we acquire real property or an interest therein, any rent that we receive from the tenants of that real property will qualify as “rents from real property,” which is qualifying income for purposes of both gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS in limited circumstances.

•	Third, if the tenant is a TRS, at least 90% of the leased space must be rented to persons other than our TRSs and tenants in which we own, actually or constructively, 10% or more of the ownership interests, and the rent paid by the TRS must be substantially comparable to the rent paid by the unrelated tenants for comparable space. These rules will not apply if such rents are received in respect of certain “qualified lodging facilities.”

•	Fourth, all of the rent received under a lease of real property will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the lease is no more than 15% of the total rent received under the lease. We intend to monitor the properties held by us, by our QRS or by any flow-through entity in which we hold an interest to determine that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. However, there can be no assurance that the Internal Revenue Service will not assert that the rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the Internal Revenue Service were successful, the rental income would be non-qualifying income.

•	Fifth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through a TRS or an “independent contractor” from whom we do not derive revenue and who meets certain other requirements provided in the applicable Treasury Regulations. To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property by an independent contractor, the cost of the services must be borne by the independent contractor. However, we may provide services directly to our tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our actual or deemed income from the services does not exceed 1% of our income from the related property. To the extent one of our TRSs provides such non-customary services to our tenants, we must pay our TRS at least 150% of the direct cost of providing the services.

      Because properties may be controlled by third parties, the ability to treat amounts from such property as “rents from real property” will be dependent on the actions of others and will not be within our control. In addition, we generally may not receive rent directly or indirectly through a QRS or a flow-through entity that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of the tenant’s gross receipts or sales). While we will regularly attempt to monitor such requirements, no assurance can be given that we will not realize income directly or indirectly through a flow-through entity that would not qualify as “rents from real property.” In this case, the income would be non-qualifying income.
      Prohibited Transactions. A REIT is subject to a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Accordingly, there can be no assurance that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.
      Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will generally qualify for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law,

after there was a default or default was imminent on a lease of the property or on indebtedness that the property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

      However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after that day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.
      We do not anticipate that we will receive any income from property acquired through foreclosure that is not qualifying income for purposes of the 75% gross income test, but, if we do receive this income, we intend to make an election to treat the related property as foreclosure property.
      Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement or any similar financial instrument to reduce risks with respect to interest rates on our indebtedness incurred to acquire or carry “real estate assets,” any income or gain from that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. However, beginning in 2005, such income (as well as income or gain from similar hedges for currency fluctuations of such debt) will be excluded income for purposes of calculating the REIT 95% gross income test if certain requirements are satisfied, but will not be excluded and will not be qualifying income for purposes of calculating the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests.
      Other. Loan guarantee fees, origination fees and income from mortgage servicing and other service contracts will not qualify for either the 95% or 75% gross income tests if such income constitutes fees for services rendered by us or is not treated as interest on obligations secured by mortgages on real property or on interests in real property for purposes of the 75% gross income test. Commitment fees generally will qualify for purposes of the 75% and 95% gross income tests.
      We intend to maintain our REIT status by carefully monitoring our income, including income from dividends, hedging transactions, services and sales of loans and other assets to comply with the 75% gross income test and the 95% gross income test.
      Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we satisfy certain identification and filing requirements, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in “— Taxation as a REIT,” even where these relief provisions apply, a tax is imposed with respect to the excess net income.
Annual Distribution Requirements
      In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•	the sum of 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and 90% of the net income (after tax), if any, from foreclosure property; minus

•	the sum of certain items of noncash income.
      We must pay these distributions in the taxable year to which they relate or in the following taxable year if declared before we timely file our tax return for such year and if paid with or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute (or are treated as having distributed) at least 95%, but less than 100%, of our “REIT taxable income” as adjusted, we will be subject to tax thereon at regular corporate tax rates.
      Furthermore, if we should fail to distribute during each calendar year at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year (other than capital gain income which we elect to retain and pay tax on as provided for below); and

•	any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on), we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.
      It is possible that, from time to time, we may experience timing differences between:

•	the actual receipt of income and actual payment of deductible expenses; and

•	the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.
      Possible examples of such timing differences include the following:

•	We may have taxable income that exceeds our economic income because we may deduct capital losses only to the extent of our capital gains.

•	We will recognize taxable income in advance of the related cash flow if any of our subordinated mortgage-backed securities or mortgage loans are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•	We may be required to recognize the amount of any payment projected to be made pursuant to a provision in a mortgage loan that entitles us to share in the gain from the sale of, or the appreciation in, the mortgaged property over the term of the related loan using the constant yield method, even though we may not receive the related cash until the maturity of the loan.

•	We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make nondeductible principal payments on related borrowings.

•	We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

•	Although several types of noncash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% excise tax with respect to those noncash income items if we do not distribute those items on a current basis.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt that we own.
      As a result of the foregoing, we may have less cash flow than is necessary to satisfy the distribution requirement and to avoid corporate income tax and the excise tax imposed on undistributed income. In such a situation, we may need to use cash reserves, borrow funds, sell assets or issue preferred stock or additional stock.
      Under certain circumstances, we may be able to rectify a failure to meet the annual distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.
      Alternatively, we may attempt to declare a consent dividend (a hypothetical distribution to stockholders out of our earnings and profits). The effect of such a consent dividend, to those stockholders who agree to such treatment, would be that those stockholders would be treated for federal income tax purposes as if the amount of the consent dividend had been paid to them in cash and they had then immediately contributed that amount back to us as additional paid-in capital. A consent dividend would result in a deemed taxable distribution but would also increase the stockholders’ tax bases in their shares by the amount of the taxable income recognized.
      We may elect to retain rather than distribute our net long-term capital gains. The effect of such an election is that:

•	we are required to pay the tax on such retained gains at regular corporate tax rates;

•	our stockholders will be required to include in income their proportionate share of the portion of such retained long-term capital gain designated by us in a notice mailed to stockholders and will receive a credit or refund for their share of the tax paid by us in respect of such designated amount included in income; and

•	a stockholder’s basis in its stock would be increased by the amount of the retained long-term capital gains (minus the amount of capital gains tax paid by us) included in income by such stockholder.
Failure to Qualify as a REIT
      If we fail to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, corporate stockholders may be eligible for the dividends received deduction and noncorporate U.S. Holders may be eligible for a reduced income tax rate with respect to such dividend. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which disqualification occurred. It is not possible to predict whether in all circumstances we would be entitled to such statutory relief.
      Furthermore, in the event that Apex has failed to qualify for taxation as a REIT and certain relief provisions do not apply, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which disqualification occurred.
Taxable Mortgage Pool Rules
      A REIT or a portion of a REIT may be classified as a “taxable mortgage pool,” referred to as “TMP,” under the Code if (1) substantially all of the REIT’s assets (or substantially all of the assets of a portion of the REIT, such as a QRS or other entity owned by the REIT) consist of debt obligations (or interests therein), (2) more than 50% of the REIT’s (or more than 50% of the portion of the REIT’s) investments in debt obligations are real estate mortgages (or interests therein), (3) the REIT (or the portion of the REIT) is obligated for debts with two or more maturities, and (4) the payments required to be made by the REIT (or the portion of the REIT) on its debt obligations bear a relationship to the payments received by the REIT (or the portion of the REIT) from its assets. Under regulations issued by the U.S. Treasury Department, an entity whose investments in debt obligations are less than 80% of its total assets will qualify for a safe harbor and not be considered a TMP. To the extent we are subject to the TMP rules, our status as a REIT will not be impaired but a portion of the taxable income generated by our mezzanine debt and other assets constituting a taxable mortgage pool may, under regulations to be issued by the U.S. Treasury Department, be characterized as “excess inclusion” income and allocated to our stockholders. Any such excess inclusion income (i) will not be allowed to be offset by the net operating losses of a stockholder, (ii) will be subject to tax as unrelated business taxable income, referred to as “UBTI” to a tax-exempt stockholder, (iii) will result in the application of U.S. federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) on any excess inclusion income allocable to Non-U.S. Holders, and (iv) may result in the REIT having to pay tax on excess inclusion income to the extent the REIT’s shareholders are disqualified organizations. (See “— Taxation of Tax-Exempt U.S. Holders” and “— Taxation of Non-U.S. Holders” below.)
Taxation of U.S. Holders
      As used in this summary, a “U.S. Holder” is a beneficial owner of shares that is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.
      If a partnership (or other entity that is treated as a partnership for U.S. federal tax purposes) is a beneficial owner of shares, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of shares that is a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of the shares.
      An individual may, subject to certain exceptions, be deemed to be a resident of the United States for U.S. federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).
      General. As long as we qualify as a REIT, distributions made to U.S. Holders out of current earnings and profits that are not designated as capital gain dividends will be taken into account by U.S. Holders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions from the REIT to noncorporate U.S. Holders may be eligible for a reduced rate of tax to the extent of (i) the aggregate “qualified dividend income” received by the REIT from its TRSs and other non-REIT corporations, (ii) the excess of the REIT’s taxable income for the preceding year over the tax payable for that preceding year, and (iii) any amount recognized as built-in gain on property transferred by a C corporation to the REIT, minus the tax paid by the REIT for this gain. However, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income.
      U.S. Holders will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. Holder’s shares of stock. Instead, the distribution will reduce the adjusted basis of the U.S. Holder’s shares of stock. A U.S. Holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. Holder’s adjusted basis in the U.S. Holder’s shares of stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less. The calculation of the amount of distributions that are applied against or exceed adjusted tax basis is on a share-by-share basis.
      For purposes of determining whether distributions are made out of current or accumulated earnings and profits, our earnings and profits will be allocated first to the preferred stock (pro rata between series) and then to the common stock. We anticipate that distributions we pay on the preferred stock will not be in excess of our current and accumulated earnings and profits and therefore that all distributions on the preferred stock will be taxable to you.
      We may recognize taxable income in excess of our economic income. As a result, U.S. Holders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income in excess of taxable income that would be treated as returns of capital for U.S. federal income tax purposes. To the extent we hold REMIC residual interests or are subject to the TMP rules, any excess inclusion income will not be allowed to be offset by the net operating losses of a U.S. Holder. (See “— Taxable Mortgage Pool Rules” above.)
      Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Holder has held its stock. Individuals are generally subject to a reduced rate on long-term capital gains. U.S. Holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income pursuant to Section 291(d) of the Code.
      We may designate a portion of a dividend as a capital gain dividend. We may elect to retain and pay income tax on any net long-term capital gain, in which case U.S. Holders would include in their income as long-term capital gain their proportionate shares of such retained long-term capital gain to the extent designated in a notice mailed to stockholders. In such a case, and to such an extent, a U.S. Holder will receive a credit or refund and a basis adjustment reflecting the deemed distribution and deemed payment of taxes by the U.S. Holder. To the extent that we make distributions in excess of our current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Holder, reducing the adjusted basis which such U.S. Holder has in its shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Holder’s adjusted basis in its shares taxable as capital gains. Dividends declared by us in October, November or December of any year and payable to a U.S. Holder of record on a specified date in any such month shall be treated as both paid by us and received by the U.S. Holder on December 31 of such year, so long as the dividend is actually paid by us on or before January 31 of the following calendar year. We will notify stockholders after the close of our taxable year as to their portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.
      U.S. Holders may not include in their own income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of shares of our stock will not be treated as passive activity income and, therefore, U.S. Holders generally will not be able to apply any passive activity losses (including losses from certain types of limited partnerships in which the U.S. Holder is a limited partner) against such income. In addition, taxable distributions from us and gain from the disposition of shares of our stock generally will be treated as investment income for purposes of the investment interest limitations.
      A noncorporate U.S. Holder may elect to treat capital gain dividends, capital gains from the disposition of stock and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable gains will be taxed at ordinary income tax rates.
      Sale or Exchange of Shares of Stock. Upon a sale or other disposition of shares, a U.S. Holder will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted basis in such shares, which gain or loss will be long-term if such shares have been held for more than one year. To the extent of any long-term capital gain dividends received by a U.S. Holder, any loss on the sale or other disposition of shares held by such U.S. Holder for six months or less will generally be treated as a long-term capital loss.
      Redemption of Shares of Stock. If we redeem all or a portion of the stock, under section 302 of the Code, the redemption will be treated as a dividend, generally taxable at ordinary income tax rates (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies one or more of the tests set forth in section 302(b) of the Code that enable the redemption to be treated as a sale or exchange of the redeemed stock. A redemption will satisfy these tests if it: (i) is “substantially disproportionate” with respect to the U.S. Holder; (ii) results in a “complete termination” of the U.S. Holder’s interest in all classes of our stock; or (iii) is “not essentially equivalent to a dividend;” all within the meaning of section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by a U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of section 302(b) of the Code is satisfied with respect to any particular U.S. Holder will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine their tax treatment.
      If a redemption of stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property the U.S. Holder receives. The U.S. Holder’s adjusted tax basis in the redeemed stock would, in that case, be transferred to any other stock of ours that the U.S. Holder owns. If, however, the U.S. Holder has no other stock of ours, this basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely. Under certain proposed regulations, any tax basis of a redeemed U.S. Holder would be recognized as a loss by such U.S. Holder upon the occurrence of certain subsequent events. There can be no assurance that these proposed Treasury Regulations will be adopted, or that they will be adopted in their current form.
Taxation of Tax-Exempt U.S. Holders
      Distributions by us to a U.S. Holder that is a tax-exempt entity generally will not constitute UBTI, so long as the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

      However, a portion of the dividends paid by us may be treated as UBTI to certain domestic private pension trusts that hold more than 10% of our stock (a “10% qualified trust”) if (i) at least one 10% qualified trust owns more than 25% of the value of our stock or (ii) one or more 10% qualified trusts own in the aggregate more than 50% of the value of our stock, and we are therefore treated as a “pension-held REIT.” We believe that we are not, and do not expect to become, a pension-held REIT.
      To the extent we hold REMIC residual interests or are subject to the TMP rules, any excess inclusion income will be subject to tax as UBTI to a tax-exempt stockholder. (See “— Taxable Mortgage Pool Rules” above.)
Taxation of Non-U.S. Holders
      As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our stock that is not a U.S. Holder.
      Ordinary Dividends. The portion of dividends or redemptions treated as dividends (as discussed in “— Taxation of U.S. Holders — Redemption of Shares of Stock”) received by Non-U.S. Holders payable out of our current and accumulated earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder and which are not attributable to gain from sales or exchanges by us of a “United States real property interest” (as defined below) will be subject to U.S. withholding tax at the rate of 30% (which may be reduced by treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a Non-U.S. Holder’s investment in our stock is (or is treated as) effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to a branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation).
      To the extent we hold REMIC residual interests or are subject to the TMP rules, any excess inclusion income will be subject to U.S. federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) on any excess inclusion income allocable to Non-U.S. Holders. (See “— Taxable Mortgage Pool Rules” above.)
      Non-Dividend Distributions. Unless our stock constitutes a “United States real property interest” (as defined below) or our stock is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States, distributions by us that are not dividends will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be a dividend, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, not a dividend and if the proper forms are filed with the Internal Revenue Service by the Non-U.S. Holder on a timely basis. If our stock constitutes a United States real property interest, such distribution will be subject to withholding tax and may be subject to taxation, as described below.
      Capital Gain Dividends. To the extent a distribution made by us to a Non-U.S. Holder is attributable to gains from dispositions of United States real property interests that are owned by us directly or indirectly through a flow-through entity, the distribution will be considered effectively connected with a trade or business in the United States of the Non-U.S. Holder and subject to U.S. income tax at the rate applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. Beginning in 2005, if (i) the capital gain dividend is received by a Non-U.S. Holder with respect to a class of stock that is regularly traded on an established securities market located in the United States (such as the NYSE), and (ii) the Non-U.S. Holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain dividend is received, the distribution will be treated in the same manner as an ordinary income dividend, subject to applicable withholding tax as described above.

      The term “United States real property interests” includes interests (other than solely as a creditor) in real property and in corporations at least 50% of whose assets consist of United States real property interests. A “United States real property interest” does not include mortgage-backed securities and does not include mortgage loans unless the holder of the loan has a right to share in the appreciation in value of or the income generated by the underlying property. In addition, we will be required to withhold tax on the amount of dividends to the extent such dividends are attributable to gains from dispositions of United States real property interests. Distributions attributable to gains from dispositions of United States real property interests may also be subject to a branch profits tax in the hands of a foreign corporate stockholder that is not entitled to treaty exemption.
      Disposition of Stock of the Company. If we are treated as a “United States real property holding corporation” a Non-U.S. Holder potentially could be subject to tax (enforced by withholding) upon a sale of shares of our stock. We generally will be a United States real property holding corporation if at least 50% of the fair market value of our assets has consisted of United States real property interests at any time during the five-year period ending on the date of the Non-U.S. Holder’s disposition of shares of our stock. Because United States real property interests do not include mortgage-backed securities or mortgage loans without appreciation rights, we do not expect to be a United States real property holding corporation. Moreover, even if we were a United States real property holding corporation, a Non-U.S. Holder generally will not be subject to tax upon a sale of shares of our stock as long as at all times foreign persons hold, directly or indirectly, less than 50% in value of our shares. There can be no assurance that this test will be met. Finally, a Non-U.S. Holder that owns, actually or constructively, 5% or less of the shares of our stock at all times during a specified testing period also will not incur tax so long as the shares of our stock are “regularly traded” on an established securities market. Because our stock is, and is expected to continue to be, regularly traded on the New York Stock Exchange, we do not expect that a Non-U.S. Holder will be subject to tax on gain on the sale of our stock unless it owns more than 5% of our stock. If gain on the sale of shares of our stock is taxable, a Non-U.S. Holder would be taxed on that gain in the same manner as U.S. Holders, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of Non-U.S. Holders that are corporations.
      Furthermore, a Non-U.S. Holder will be subject to tax on gain from the sale of our stock if:

•	the gain is effectively connected with the Non-U.S. Holder’s trade or business in the United States, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain and Non-U.S. Holders that are corporations may be subject to an additional 30% branch profits tax; or

•	the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his or her capital gains.
      Estate Tax. Shares of our stock owned or treated as owned by an individual who is a Non-U.S. Holder at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.
Information Reporting and Backup Withholding
      U.S. Holders. We will report to the U.S. Holders and the Internal Revenue Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. Holders who fail to certify their non-foreign status to us. See “— Taxation of Non-U.S. Holders” above.
      Non-U.S. Holders. We must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends (including any capital gain dividends) paid to, and the tax withheld with respect to, such Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides.
      U.S. backup withholding (which generally is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements) and information reporting generally will not apply to dividends (including any capital gain dividends) paid on our stock to a Non-U.S. Holder at an address outside the United States.
      The payment of the proceeds from the disposition of our stock to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of stock to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting.
      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.
Foreign, State and Local Tax Consequences
      We and our stockholders may be subject to foreign, state or local taxation in various foreign, state or local jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of foreign, state and local tax laws on an investment in our stock.
      Possible Legislative or Other Actions Affecting Tax Consequences. Prospective investors should recognize that the present federal income tax treatment of an investment in the Company may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions and revised interpretations of the Code, regulations, and established concepts.
LEGAL MATTERS
      Certain legal matters with respect to the securities offered hereby will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters relating to Maryland law, including the validity of the common stock and preferred stock to be offered hereby, will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.
EXPERTS
      The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

4,000,000 Shares

American Home Mortgage
Investment Corp.

Common Stock

PROSPECTUS SUPPLEMENT
April 30, 2007

Citi